                                                                     EXHIBIT 4.2

================================================================================





            AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST

                                 by and among


           California Infrastructure and Economic Development Bank,
                                as Originator,

                           Bankers Trust (Delaware),
                             as Delaware Trustee,

                                      and

                  Bankers Trust Company of California, N.A.,
                            as Certificate Trustee


                        Dated as of __________ 1, 1997





================================================================================

                               TABLE OF CONTENTS



                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  DEFINITIONS

 Section 1.01.  Definitions.................................................   1
 Section 1.02.  Compliance Certificates and Opinions........................  11
 Section 1.03.  Form of Documents Delivered to Certificate Trustee..........  12
 Section 1.04.  Acts of Certificateholders..................................  13

                                  ARTICLE II

                      ORGANIZATION; ACQUISITION OF NOTES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

 Section 2.01.  Name; Declaration and Statement of Intent; Office;
                   Operations...............................................  14
 Section 2.02.  Trust Property..............................................  14
 Section 2.03.  Tax Treatment; Construction.................................  15
 Section 2.04.  Purpose and Powers..........................................  15
 Section 2.05.  Acquisition and Acceptance of Notes by Certificate Trustee..  15
 Section 2.06.  Issuance of Certificates....................................  15
 Section 2.07.  Representations and Warranties of the Originator............  18

                                  ARTICLE III

                               THE CERTIFICATES

 Section 3.01.  Form, Denomination and Execution of Certificates............  19
 Section 3.02.  Authentication of Certificates..............................  19
 Section 3.03.  Temporary Certificates......................................  20
 Section 3.04.  Registration of Transfer and Exchange of Certificates.......  20
 Section 3.05.  Certificateholders' Lists and Reports by Certificate Trustee  21
 Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates...........  22
 Section 3.07.  Persons Deemed Owners.......................................  22
 Section 3.08.  Cancellation................................................  22
 Section 3.09.  Limitation of Liability for Payments........................  23
 Section 3.10.  Book-Entry and Definitive Certificates......................  23

                                                                            Page
                                                                            ----
                                  ARTICLE IV

                DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

 Section 4.01.  Certificate Accounts........................................  25
 Section 4.02.  Distributions from Certificate Accounts.....................  25
 Section 4.03.  Statements to Certificateholders............................  27
 Section 4.04.  Investment of Special Payment Moneys........................  28
 Section 4.05.  Reduction in Principal......................................  28

                                   ARTICLE V

                                    DEFAULT

 Section 5.01.  Events of Default...........................................  29
 Section 5.02.  Incidents of Sale of Notes..................................  30
 Section 5.03.  Judicial Proceedings Instituted by Certificate Trustee;
                   Certificate Trustee May Bring Suit.......................  30
 Section 5.04.  Control by Certificateholders...............................  30
 Section 5.05.  Waiver of Past Defaults.....................................  31
 Section 5.06.  Right of Certificateholders To Receive Payments Not To
                   Be Impaired..............................................  32
 Section 5.07.  Certificateholders May Not Bring Suit Except Under
                   Certain Conditions.......................................  32
 Section 5.08.  Remedies Cumulative.........................................  33

                                  ARTICLE VI

                            THE CERTIFICATE TRUSTEE

 Section 6.01.  Notice of Defaults..........................................  33
 Section 6.02.  Certain Rights of Certificate Trustee.......................  33
 Section 6.03.  Not Responsible for Recitals or Issuance of Certificates....  35
 Section 6.04.  May Hold Certificates.......................................  35
 Section 6.05.  Money Held in Trust.........................................  35
 Section 6.06.  Compensation and Reimbursement; Indemnification.............  35
 Section 6.07.  Corporate Certificate Trustee Required; Eligibility.........  36
 Section 6.08.  Resignation and Removal; Appointment of Successor...........  36
 Section 6.09.  Acceptance of Appointment by Successor......................  39
 Section 6.10.  Merger, Conversion, Consolidation or Succession to Business.  39
 Section 6.11.  Maintenance of Agencies.....................................  40
 Section 6.12.  Money for Certificate Payments To Be Held in Trust..........  41
 Section 6.13.  Registration of Notes in Certificate Trustee's Name.........  41
 Section 6.14.  Representations and Warranties of Certificate Trustee.......  41


                                                                            Page
                                                                            ----
 Section 6.15.  Withholding Taxes; Information Reporting....................  42

                                  ARTICLE VII

                             THE DELAWARE TRUSTEE

 Section 7.01.  Appointment.................................................  42
 Section 7.02.  Duties and Responsibilities.................................  42
 Section 7.03.  Acceptance of the Trusts....................................  42
 Section 7.04.  Limitation of Liability.....................................  42
 Section 7.05.  Other Protections...........................................  44
 Section 7.06.  Compensation and Reimbursement; Indemnification.............  44
 Section 7.07.  Resignation.................................................  44

                                 ARTICLE VIII

                         SUPPLEMENTAL TRUST AGREEMENTS

 Section 8.01.  Supplemental Trust Agreements Without Consent of
                   Certificateholders.......................................  45
 Section 8.02.  Supplemental Trust Agreements with Consent of
                   Certificateholders.......................................  45
 Section 8.03.  Documents Affecting Immunity or Indemnity...................  46
 Section 8.04.  Execution of Supplemental Trust Agreements..................  47
 Section 8.05.  Effect of Supplemental Trust Agreements.....................  47
 Section 8.06.  Conformity with Trust Indenture Act.........................  47
 Section 8.07.  Reference in Certificates to Supplemental Trust Agreements..  47

                                  ARTICLE IX

              AMENDMENTS AND SUPPLEMENTS TO NOTES, NOTE INDENTURE
                           AND OTHER BASIC DOCUMENTS
 Section 9.01.  Amendments and Supplements to Notes, Note Indenture and Other
                   Basic Documents..........................................  47

                                   ARTICLE X

                             TERMINATION OF TRUST
 Section 10.01.  Termination of the Trust...................................  48

                                                                            Page
                                                                            ----
                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

 Section 11.01.  Pledge of State of California; Certificates and
                     Notes Not Obligation of State of California,
                     Originator, or Seller..................................  49
 Section 11.02.  Limitation on Rights of Certificateholders.................  50
 Section 11.03.  No Petition................................................  50
 Section 11.04.  Certificates Nonassessable and Fully Paid..................  50
 Section 11.05.  Notices....................................................  50
 Section 11.06.  Governing Law..............................................  53
 Section 11.07.  Severability of Provisions.................................  53
 Section 11.08.  Conflict With Trust Indenture Act..........................  53
 Section 11.09.  Effect of Headings and Table of Contents...................  53
 Section 11.10.  Successors and Assigns; Delegation.........................  54
 Section 11.11.  Benefits of Trust Agreement................................  54
 Section 11.12.  Legal Holidays.............................................  54
 Section 11.13.  Counterparts...............................................  54

 Exhibit A--Form of Certificate............................................. A-1

     AMENDED AND RESTATED DECLARATION AND AGREEMENT OF TRUST, dated as of __________ 1, 1997 (the "Trust Agreement"), by and among Bankers Trust (Delaware), as Delaware Trustee, and Bankers Trust Company of California, N.A., as Certificate Trustee, and the California Infrastructure and Economic Development Bank, as Originator.

     WHEREAS, the Delaware Trustee and the Originator entered into a Declaration and Agreement of Trust, dated as of __________ 1, 1997 (the "Declaration and Agreement of Trust"), creating the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1, a not-for-profit business trust organized under the laws of the State of Delaware (the "Trust"); and

     WHEREAS, pursuant to Section 1(b) of the Declaration and Agreement of Trust, the Delaware Trustee filed a certificate of trust with the Secretary of State on November 7, 1997; and

     WHEREAS, pursuant to Section 1(c) of the Declaration and Agreement of Trust, the Delaware Trustee, the Originator and the Certificate Trustee desire to enter into this Trust Agreement in order to provide for the operation of the Trust; and

     WHEREAS, the Note Issuer (as herein defined) intends to issue notes (the "Notes") of one or more series or classes from time to time pursuant to the Note Indenture (as herein defined); and

     WHEREAS, it is contemplated that the Trust shall purchase the Notes of each series pursuant to the Note Purchase Agreement (as herein defined) or a Subsequent Note Purchase Agreement (as herein defined) relating to such Notes; and

     WHEREAS, in order to finance the purchase of the Notes of one or more series or classes from the Note Issuer, the Trust shall issue pursuant to this Trust Agreement rate reduction certificates (the "Certificates"), each of which shall represent a fractional undivided beneficial interest in a corresponding series or class of Notes and the proceeds thereof, together with payments made on any related Swap;

     NOW THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.  Definitions.  (a)  For all purposes of this Trust Agreement,
                    -----------
except as otherwise expressly provided or unless the context otherwise requires:

          (i) the terms used herein that are defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (ii) Whenever this Trust Agreement refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Trust Agreement. The following Trust Indenture Act terms have the following corresponding terms and meanings when used in this Trust
     Agreement:

     "Commission" means the Securities and Exchange Commission.

     "indenture securities" means the Certificates.

     "indenture security holder" means a Certificateholder.

     "indenture to be qualified" means this Trust Agreement.

     "indenture trustee" or "institutional trustee" means the Certificate
Trustee.

     "obligor" on the indenture securities means the Originator and any other obligor on the indenture securities.

     All other Trust Indenture Act terms used in this Trust Agreement that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

          (iii) all references in this Trust Agreement to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Trust Agreement;

          (iv) the words "include", "including" and similar terms shall be construed as if followed by the phrase "without limitation"; and

          (v) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

     "Act", when used with respect to any Certificateholder, has the meaning specified in Section 1.04.

     "Authentication Agent" means the authentication agent appointed pursuant to
Section 6.11(b).

     "Authorized Agent" means any Paying Agent or Registrar.

     "Authorized Officer" means, with respect to any entity, any officer of such entity who is authorized to act for such entity in matters relating to such entity and who is identified on the list of Authorized Officers delivered by such entity to the Certificate Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     "Avoidable Tax" has the meaning set forth in Section 6.08(f).

     "Basic Documents" means the Note Indenture, the Sale Agreement, the Servicing Agreement, the Administration Agreement, the Note Purchase Agreement, the DTC Agreement, the Fee and Indemnity Agreement and all other documents and certificates delivered in connection therewith.

     "Book-Entry Certificates" means, with respect to any Certificate, a beneficial interest in such Certificate, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 3.10.

     "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C., (S) 3801 et seq., as the same may be amended from time to time
         -------           ------
and any successor statute.

     "Certificates" has the meaning set forth in the preamble to this Trust Agreement.

     "Certificate Account" means, with respect to any Series or Class of Certificates, the account or accounts created and maintained with respect to such Series or Class of Certificates pursuant to Section 4.01(a).

     "Certificate Business Day" or "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York or [San Francisco] [Los Angeles] [San Diego], California are authorized or obligated by law, regulation or executive order to remain closed.

     "Certificateholder" or "Holder" means the Person in whose name a Certificate is registered on the Register.

     "Certificate Owner" means the Person who owns a Book-Entry Certificate.

     "Certificate Trustee" means Bankers Trust Company, as Certificate Trustee under this Trust Agreement, and its successors in interest, and any successor Certificate Trustee appointed as provided herein.

     "Certificate Trustee Expenses" has the meaning set forth in Section 6.06.

     "Certificate Trustee Indemnified Persons" has the meaning set forth in
Section 6.06.

     "Class" means, with respect to any Series of Certificates, any one of the classes of Certificates of that Series; and, with respect to any Series of Notes, any one of the classes of Notes of that Series.

     "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

     "Clearing Agency Participant" means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

     "Corporate Trust Office" means the principal office of the Certificate Trustee or the Delaware Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered which office of the Certificate Trustee at the date of the execution of this Trust Agreement is located at Bankers Trust Company of California, N.A., c/o Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Structured Finance Group and which office of the Delaware Trustee at the date of the execution of this Trust Agreement is located at E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, or at any other time at such other address as the Certificate Trustee or the Delaware Trustee may designate from time to time by notice given pursuant to Section 11.05.

     "Declaration and Agreement of Trust" has the meaning set forth in the preamble to this Trust Agreement.

     "Definitive Certificates" has the meaning set forth in Section 3.10.

     "Delaware Trustee" means Bankers Trust (Delaware), as Delaware Trustee under this Trust Agreement, and its successors in interest, and any successor Delaware Trustee appointed as provided herein.

     "Delaware Trustee Expenses" has the meaning set forth in Section 7.06.

     "Delaware Trustee Indemnified Persons" has the meaning set forth in Section 7.06.

     "Distribution Date" means, with respect to any Series or Class of Certificates, a Payment Date with respect to the Notes.

     "DTC Agreement" means the agreement between the Certificate Trustee on behalf of the Trust and The Depository Trust Company, as the initial Clearing Agency, dated as of ___________, 1997, relating to the Certificates, as the same may be amended and supplemented from time to time.

     "Eligible Institution" means a depository institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), that (i) has either (a) a long-term unsecured debt rating of A by Standard & Poor's and Moody's or (b) a certificate of deposit rating of A-1+ by Standard & Poor's and P-1 by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC. If so qualified, the Certificate Trustee or the Note Trustee may be considered an Eligible Institution for the purposes of this definition.

     "Eligible Investments" means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form that evidence:

          (i) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

          (ii) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however,
                                                          --------- --------
     that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of the Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

          (iii) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

          (iv) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Certificate Trustee or any of its Affiliates is investment manager or advisor);

          (v) demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC;

          (vi) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

          (vii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (A) a depository institution or trust company (acting as principal) described in clause (ii) or (B) a depository institution or trust company the deposits of which are insured by the FDIC; and

          (viii) any other investment permitted by each of the Rating Agencies.

     "Event of Default" means, with respect to any Series or Class of Certificates, (i) a Note Event of Default with respect to the corresponding Series or Class of Notes, or (ii) a breach by the State of California of the State Pledge described in Section 11.01(a).

     "FDIC" means the Federal Deposit Insurance Corporation, and its successors.

     "Fee and Indemnity Agreement" means the fee and indemnity agreement dated as of __________ 1, 1997, among the Note Issuer, the Note Trustee, the Originator, the Delaware Trustee and the Certificate Trustee.

     "Initial Closing Date" means __________, 1997.

     "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     "Note Event of Default" means, with respect to any Series or Class of Notes, any Event of Default (as such term is defined in the Note Indenture) with respect to such Series or Class of Notes.

     "Note Indenture" means the Indenture dated as of __________, 1997, between the Note Issuer and the Note Trustee, as amended and supplemented from time to time, including by any Series Supplement.

     "Note Issuer" means PG&E Funding LLC, a Delaware limited liability company, and its successors in interest.

     "Note Purchase Agreement" means the Note Purchase Agreement dated as of __________, 1997, between the Note Issuer and the Certificate Trustee.

     "Note Trustee" means the institution acting as Note Trustee under the Note Indenture.

     "Notes" has the meaning set forth in the preamble to this Trust Agreement.

     "Officer's Certificate" means a certificate signed by any Authorized Officer of the Originator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 1.02, and delivered to the Certificate Trustee.

     "Opinion of Counsel" means one or more written opinions of counsel who may, except as otherwise expressly provided in this Trust Agreement, be employees of or counsel to the Originator and who shall be satisfactory to the Certificate Trustee and the Delaware Trustee, if applicable, and which opinion or opinions shall be addressed to the Certificate Trustee, as trustee, and the Delaware Trustee, as trustee, if applicable, shall comply with any applicable requirements of Section 1.02, and shall be in form and substance satisfactory to the Certificate Trustee.

     "Original Principal Amount" means, with respect to any Certificate, the amount set forth as such on the face of such Certificate on the date of its issuance.

     "Originator" means the California Infrastructure and Economic Development Bank, a public body established within the state government of the State of California.

     "Outstanding" means, as of the date of determination, all Certificates theretofore authenticated and delivered under this Trust Agreement except:

          (i) Certificates theretofore canceled by the Registrar or delivered to the Registrar for cancellation;

          (ii) Certificates or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Certificate Trustee or any Paying Agent in trust for the Holders of such Certificates (provided, however, that if such Certificates are to be redeemed, notice of
     -------------------
     such redemption has been duly given pursuant to this Trust Agreement or provision therefor, satisfactory to the Certificate Trustee, has been made); and

          (iii) Certificates in exchange for or in lieu of other Certificates that have been authenticated and delivered pursuant to this Trust Agreement unless proof satisfactory to the Certificate Trustee is presented that any such Certificates are held by a bona fide purchaser;

provided that in determining whether the Holders of the requisite Outstanding
--------
Amount of the Certificates or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Certificates owned by the Note Issuer, the Originator, the Seller, the Swap Counterparty (if applicable) or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Certificate Trustee shall be fully protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Certificate Trustee actually knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Certificate Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Note Issuer, any other obligor upon the Certificates, the Originator, the Seller, the Swap Counterparty (if applicable) or any Affiliate of any of the foregoing Persons.

     "Outstanding Amount" means the aggregate principal amount of all Certificates, or, if the context requires, all Certificates of a Series or Class, Outstanding at the date of determination.

     "Paying Agent" means the Certificate Trustee or any other Person that meets the eligibility standards for the Certificate Trustee specified in Section 6.07(a) and is authorized by the Originator (with the prior written approval of the Note Issuer) to make payments to and distributions from the Certificate Account, including payment of principal of or interest on the Certificates.

     "Payment" means, with respect to any Series or Class of Notes, any payment (other than a Special Payment but including any Redemption Payment) of principal of or interest thereon.

     "Payment Date" means, with respect to any Series or Class of Notes, the date or dates specified as Payment Dates therefor in the applicable Series Supplement.

     "Record Date" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date or, if Definitive Certificates are issued, the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

     "Redemption Payment" means, with respect to any Series or Class of Notes, any payment of principal of and interest on the Notes of such Series or Class due from the Note Issuer upon the early redemption of such Series or Class of Notes, other than any such payment due by reason of the occurrence of a Note Event of Default with respect to such Series or Class of Notes.

     "Register" has the meaning set forth in Section 3.04.

     "Registrar" means, initially, the Certificate Trustee, pursuant to Section 3.04, and any successor registrar appointed pursuant to Section 6.11(b).

     "Request" means a written request by the Originator setting forth the subject matter of the request accompanied by an Officer's Certificate and an Opinion of Counsel as provided in Section 1.02 of this Trust Agreement.

     "Responsible Officer" means, when used with respect to a Trustee, any officer within the Corporate Trust Office of the related Trustee including any Managing Director, Vice President, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the related Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     "Sale Agreement" means the Transition Property Purchase and Sale Agreement dated as of __________, 1997, between the Seller and the Note Issuer, as amended and supplemented from time to time.

     "Scheduled Final Distribution Date" means, with respect to any Series or Class of Certificates, the Scheduled Maturity Date of the related Series or Class of Notes.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Secretary of State" shall mean the Secretary of State of the State of Delaware.

     "Seller" means Pacific Gas and Electric Company, in its capacity as seller under the Sale Agreement, including its successors in interest.

     "Series," when referring to Certificates, means each series of Certificates issued and authenticated pursuant to this Trust Agreement and a related Trust Supplement, and, when referring to Notes, means each series of Notes issued and authenticated pursuant to the Note Indenture and a related Series Supplement.

     "Servicer" means Pacific Gas and Electric Company, in its capacity as servicer under the Servicing Agreement, including its successors in interest, until a successor Person shall have become the servicer pursuant to that agreement, and thereafter "Servicer" shall mean such successor Person.

     "Servicing Agreement" means the Transition Property Servicing Agreement dated as of __________, 1997, between the Servicer and the Note Issuer, as amended and supplemented from time to time.

     "Special Distribution Date" means, with respect to the distribution of any Special Payment with respect to any Series or Class of Notes, the later of (i) the date receipt of such Special Payment is confirmed by the Certificate Trustee and (ii) the date that is the earlier of (A) if the Certificate Trustee shall have received such Special Payment without prior notice thereof, 20 days after such receipt is confirmed or (B) unless such Special Payment represents the proceeds of a sale of such Notes by the Certificate Trustee (in which event the Special Payment Date for such proceeds shall be the earliest date for which it is practicable for the Certificate Trustee to give the 20-day notice required by
Section 4.02(b)), the date that is 20 days after the Certificate Trustee receives notice from the Note Issuer of the anticipated payment of such Special Payment, provided that in the event of the repurchase of the Transition Property by the Seller, the Special Distribution Date shall mean a date not later than five Business Days after receipt of such proceeds.

     "Special Payment" means, with respect to any Series or Class of Notes, (i) any payment of principal of or interest on (including any interest accruing upon default), or any other amount in respect of, the Notes of such Series or Class (including a payment under any Swap) that is not actually paid within five days of the Payment Date applicable thereto or (ii) any proceeds from the sale of such Notes by the Certificate Trustee pursuant to Article V hereof or the repurchase of the Transition Property by the Seller pursuant to Article V of the Sale Agreement.

     "Special Record Date" means, with respect to any Special Distribution Date, the close of business on the 15th day (whether or not a Business Day) preceding such Special Distribution Date.

     "State Pledge" has the meaning set forth in Section 11.01.

     "Subsequent Note Purchase Agreement" means any agreement substantially similar to the Note Purchase Agreement executed in connection with the purchase of a Series or Class of Notes on a Subsequent Closing Date.

     "Subsequent Closing Date" means any date (other than the Initial Closing
Date) specified in a Trust Supplement on which Certificates of any Series or Class are issued.

     "Swap" means an interest rate swap, cap, floor, collar or other hedging transaction that may be entered into by the Trust, at the direction of the Originator, for the purpose of managing interest rate risk with respect to a specified Series or Class of Certificates that are being issued concurrently with the execution of the Swap.

     "Swap Counterparty" means the entity that is a party to a Swap with the Trust.

     "Swap Payment" means the payments made by the Trust to the Swap Counterparty pursuant to any Swap, subject to any netting of payments provided in the applicable Swap.

     "Swap Revenues" means the payments paid by a Swap Counterparty to the Trust pursuant to any Swap, subject to any netting of payments provided in the applicable Swap.

     "Termination Date" means, with respect to any Series or Class of Certificates, the Final Maturity Date of the related Series or Class of Notes.

     "Trust" means the trust created by this Trust Agreement, the estate of which consists of the Trust Property.

     "Trust Agreement" means this Trust Agreement, as the same shall be amended or supplemented from time to time.

     "Trust Indenture Act", except as otherwise provided in Section 8.06, means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed.

     "Trust Property" means, with respect to any Series or Class of Certificates, (i) the Series or Class of Notes corresponding to such Series or Class of Certificates held as the property of the Trust and all monies at any time paid thereon and all monies due and to become due thereunder, all rights of the Certificate Trustee or the Trust, as holder of such Series or Class of Notes, in and to the Collateral and any proceeds thereof, funds from time to time deposited in the Certificate Account for such Series or Class of Certificates and any proceeds from the sale by the Certificate Trustee pursuant to Article V hereof of Notes of such Series or Class and (ii) any Swap executed in connection with any Series or Class of Certificates together with any Swap Revenues payable to the Trust in respect thereto.

     "Trust Supplement" means a supplement to this Trust Agreement that provides for a particular Series of Certificates.

     "Trustee" means the Certificate Trustee and/or the Delaware Trustee, as the context may require.

     "Underwriters" means the underwriters who purchase Certificates of any Series or Class from the Trust and sell such Certificates in a public offering.

     (b) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth in the Note Indenture as in effect on the Closing Date for all purposes of this Trust Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms.

                                                 Section of
            Term                               Note Indenture
            ----                               --------------
     Administration Agreement................      1.01(a)
     Administrator...........................      1.01(a)
     Advice Letters..........................      1.01(b)
     Affiliate...............................      1.01(a)
     Collateral..............................      1.01(a)
     Commission..............................      1.01(a)
     Exchange Act............................      1.01(a)
     Expected Amortization Schedule..........      1.01(a)
     FDIC....................................      1.01(a)
     Final Maturity Date.....................      1.01(a)
     Financing Order.........................      1.01(b)
     FTA Charge..............................      1.01(b)
     Moody's.................................      1.01(a)
     Person..................................      1.01(a)
     PU Code.................................      1.01(b)
     Rating Agency...........................      1.01(a)
     Rating Agency Condition.................      1.01(a)
     Series Issuance Date....................      1.01(a)
     Series Supplement.......................      1.01(a)
     Standard & Poor's.......................      1.01(a)
     State...................................      1.01(a)
     Transition Property.....................      1.01(b)

     (c) When reference is made herein to the Certificates of any Series or Class, such reference shall mean the Certificates of such Series if there exists only one Series, or the Certificates of any Class within a Series, if such Series of Certificates contains more than one Class.

     Section 1.02.  Compliance Certificates and Opinions.  Upon any application
                    ------------------------------------
or request by the Originator to the Certificate Trustee to take any action under any provision of this Trust Agreement, the Originator shall furnish to the Certificate Trustee an Officer's Certificate stating that, in the opinion of the signers thereof, all conditions precedent, if any, provided for in this Trust Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Trust Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. Any such application or request by the Originator to the Certificate Trustee shall also be accompanied by evidence reasonably satisfactory to the Certificate Trustee that the Note Issuer has given its prior written approval of such application or request.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each signatory of such certificate or opinion has read or caused to be read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     Section 1.03.  Form of Documents Delivered to Certificate Trustee.  In any
                    --------------------------------------------------
case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Originator may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Note Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Note Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Whenever in this Trust Agreement, in connection with any application or certificate or report to the Certificate Trustee, it is provided that the Originator shall deliver any document as a condition of the granting of such application, or as evidence of the Originator's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Originator to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Originator's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Trust Agreement, they may, but need not, be consolidated and form one instrument.

     Section 1.04.  Acts of Certificateholders.  (a)  Any request, demand,
                    --------------------------
authorization, direction, notice, consent, waiver or other action provided by this Trust Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Certificate Trustee, and, where it is hereby expressly required, to the Originator and the Note Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Article VI) conclusive in favor of the Certificate Trustee, the Originator and the Note Trustee, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Certificate Trustee deems sufficient.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificates shall bind the Holder of every Certificate issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Certificate Trustee, the Originator or the Note Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

     (e) The Originator may at its option by delivery of an Officer's Certificate to the Certificate Trustee set a record date to determine the Holders of any Series or Class of Certificates entitled to give any consent, request, demand, authorization, direction, notice, waiver or other Act. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in such Officer's Certificate, which shall be the date not more than 30 days prior to the first solicitation of Certificateholders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other Act may be given before or after such record date, but only the Holders of record of Certificates of the applicable Series or Class at the close of business on such record date shall be deemed to be Certificateholders of such Series or Class for the purposes of determining whether Holders of the requisite aggregate Outstanding Amount of Certificates of such Series or Class have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other Act, and for that purpose the aggregate Outstanding Amount of Certificates of such Series or Class shall be computed as of such record date; provided that no
                                 --------
such consent, request, demand, authorization, direction, notice, waiver or other Act by the Holders of Certificates of such Series or Class on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Trust Agreement not later than one year after the record date.

     (f) Except as otherwise provided in the definition of Outstanding, Certificates of any Series or Class owned by or pledged to any Person shall have an equal and proportional benefit under the provisions of this Trust Agreement, without preference, priority or distinction as among all of the Certificates of that Series or Class.


                                   ARTICLE II

                      ORGANIZATION; ACQUISITION OF NOTES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01.  Name; Declaration and Statement of Intent; Office;
                    --------------------------------------------------
Operations.  (a) The Trust created hereby shall be known as the "California
----------
Infrastructure and Economic Development Bank Special Purpose Trust - PG&E-1," in which name the Delaware Trustee and the Certificate Trustee may engage in the transactions contemplated hereby. It is the intention of the parties hereto that the Trust constitute a not-for-profit business trust under the Business Trust Statute and that this Trust Agreement constitute the governing instrument of such business trust. Effective as of the date hereof, the Delaware Trustee and the Certificate Trustee declare themselves co-trustees for the Trust.

     (b) The office of the Trust shall be in care of the Delaware Trustee at its principal Corporate Trust Office or at such other address in Delaware as the Delaware Trustee may designate by written notice to the Originator, the Certificate Trustee, the Note Issuer and the Certificateholders, and the Trust shall conduct its business in such office separate and apart from that of the Originator and its affiliates.

     Section 2.02.  Trust Property.  (a) All bank accounts and other Trust
                    --------------
Property shall be established by the Certificate Trustee on behalf of the Trust and held and maintained by the Certificate Trustee on behalf of the Trust at its Corporate Trust Office. The Trust shall use separate stationery and other business forms and shall maintain separate records and books of account from those of the Originator. The Trust's assets shall not be commingled with those of the Originator, and the Trust shall act solely in its own name through its duly authorized agents in the conduct of its business.

     (b) The Trust and the Originator each covenant and agree to hold itself out to the public under its own name as a separate and distinct entity and will each conduct its business so as not to mislead others as to its identity. The Trust shall cause the preparation of its financial documents separate and apart from those of the Originator.

     (c) The Trust will not engage in any business transactions with the Originator.

     (d) The Certificate Trustee hereby declares that it shall hold the Trust Property in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificate holders. The Certificate Trustee hereby acknowledges that it has deposited the sum of $1 in the Certificate Account on the date hereof, such sum constituting the initial Trust Property contributed by the Originator.

     Section 2.03.  Tax Treatment; Construction.  (a)  It is the intention of
                    ---------------------------
the parties hereto that the Trust shall be treated as a "grantor trust" for federal income tax purposes and all transactions contemplated by this Agreement will be reported consistent with such treatment.

     (b) The provisions of this Agreement shall be construed, and the affairs of the Trust shall be conducted, so as to achieve treatment of the Trust as a "grantor trust" for federal income tax purposes.

     Section 2.04.  Purpose and Powers.  The Trust is constituted solely for the
                    ------------------
purpose of making the investment in the Notes and issuing the Certificates, and applying the proceeds of the Notes to the payment of the Certificates, and, except as set forth herein, neither Trustee is authorized or empowered to acquire any other investments or engage in any other activities on behalf of the Trust (although the Trust may enter into a Swap with respect to a Series or Class of Certificates as authorized by any Trust Supplement) and, in particular, neither Trustee is authorized or empowered to do anything that would cause the Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

     Section 2.05.  Acquisition and Acceptance of Notes by Certificate Trustee.
                    ----------------------------------------------------------
The Certificate Trustee, upon the execution and delivery of this Trust Agreement, hereby acknowledges its acceptance of all right, title, and interest in and to the Notes acquired from time to time pursuant to the Note Purchase Agreement and any Subsequent Note Purchase Agreement and hereby declares that it will hold such right, title and interest in each Series or Class of Notes, together with all other property constituting the Trust Property relating to each such Series or Class of Notes, for the benefit of all present and future holders of the corresponding Series or Class of Certificates.

     Section 2.06.  Issuance of Certificates.  On the Initial Closing Date and
                    ------------------------
on each Subsequent Closing Date, the Trust, subject to the provisions of any Trust Supplement relating to the Series or Class of Certificates to be issued and to the provisions of the Note Purchase Agreement or any Subsequent Note Purchase Agreement, as the case may be, shall issue, and the Certificate Trustee shall execute on behalf of the Trust and authenticate and deliver, in fully registered form only, the Certificates of the Series or Class corresponding to the Series or Class of Notes issued on such Initial Closing Date or Subsequent Closing Date, as the case may be, all in accordance with the Note Purchase Agreement or Subsequent Note Purchase Agreement, as the case may be. Each Certificate represents a fractional undivided beneficial interest in a corresponding Series or Class of Notes and the proceeds thereof, together with payments made on any related Swap. Prior to the execution and authentication of the Certificates of any Series or Class, the Certificate Trustee shall have received the following:

     (a) The Series or Class of Notes, duly executed by the Note Issuer and authenticated by the Note Trustee, corresponding to the Series or Class of Certificates to be issued;

     (b) A certificate of an Authorized Officer of the Note Issuer to the effect that all conditions required to be satisfied under Section 2.10 of the Note Indenture for the issuance of such Series or Class of Notes and all conditions required to be satisfied under the Note Purchase Agreement or any Subsequent Note Purchase Agreement (as the case may be) for the purchase of the Notes by the Trust have been satisfied, together with executed copies of all documents, certificates, opinions, orders or approvals establishing satisfaction of such conditions;

     (c) An order of an Authorized Officer of the Originator (i) directing the Delaware Trustee and the Certificate Trustee to execute any Trust Supplement to be executed in connection with such Series or Class of Certificates, and the Series or Class of Certificates to be issued hereunder or thereunder, (ii) directing the Certificate Trustee on behalf of the Trust to execute the Note Purchase Agreement and (iv) directing the Certificate Trustee to execute on behalf of the Trust, authenticate, as Authentication Agent, and deliver such Series or Class of such Certificates to the Underwriters named in said order for the purchase price specified therein and directing the application of the proceeds thereof;

     (d) A certificate of an Authorized Officer of the Note Issuer to the effect that no Note Event of Default, or any event or condition that, with the passage of time or the serving of notice, would become a Note Event of Default, has occurred or is occurring under the Note Indenture;

     (e) An Opinion of Counsel, portions of which may be delivered by counsel to the Originator and portions of which may be delivered by counsel to the Delaware Trustee, the Certificate Trustee, the Originator or the Trust, to the effect that:

             (i) this Trust Agreement and any Trust Supplement have been duly authorized, executed and delivered by the parties hereto;

             (ii) this Trust Agreement and any Trust Supplement are valid and binding agreements of the parties hereto, enforceable in accordance with their respective terms except as such enforceability may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance and other similar laws affecting the rights of creditors generally, general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and applicable public policy regarding rights of indemnification;

             (iii) all instruments furnished to the Delaware Trustee or the Certificate Trustee conform to the requirements of this Trust Agreement and constitute all documents required to be delivered hereunder or any Trust Supplement to authorize the Certificate Trustee to execute, authenticate and deliver the Series or Class of Certificates to be issued;

             (iv) the Certificates to be issued have been duly authorized and executed and, when authenticated in accordance with the provisions of this Trust Agreement and any

     Trust Supplement and delivered, will be validly issued by the Trust entitled to the benefits of this Trust Agreement and any Trust Supplement;

             (v) the Trust is a duly organized and validly existing business trust under the Business Trust Statute and is in good standing;

             (vi) this Trust Agreement and any Trust Supplement to be executed in connection with such Series or Class of Certificates have been duly qualified under the Trust Indenture Act or no such qualification is necessary;

             (vii)  the Trust constitutes a "special purpose trust" under
     Section 63010 of the California Government Code and a "financing entity" under Section 840 of the PU Code, and the Certificates constitute "rate reduction bonds" under Section 840 of the PU Code and the Holders of the Certificates are entitled to the rights and benefits thereunder; and

             (viii) such other matters as the Certificate Trustee or the Delaware Trustee may reasonably require.

     (f) A certified copy of the Advice Letters relating to such Series or Class of Notes and Certificates;

     (g) Sufficient funds to pay the purchase price for the related Series or Class of Notes, as well as the cost of issuance of the related Series or Class of Certificates (to the extent not payable from Note proceeds);

     (h) The Rating Agency Condition shall have been satisfied with respect to the issuance of the Series or Class of Certificates and the execution of any related Swap;

     (i) The issuance of the Series or Class of Certificates shall not adversely affect the status of the Trust as a grantor trust not taxable as a corporation for federal income tax purposes; and

     (j) If any Swap is to be executed in connection with the issuance of any Series or Class of Certificates:

          (i) a Trust Supplement providing the following:

               (A) the form of the Swap to be executed by the Trust, together with a direction to the Certificate Trustee from the Originator to execute and deliver the Swap on behalf of the Trust upon the satisfaction of any conditions set forth in such Trust Supplement;

               (B) a description of the manner by which interest will be calculated on the Series or Class of Certificates to which the Swap relates, together with the form of such Series or Class of Certificates;

               (C) the form of the Certificate for such Series or Class;

               (D) such other matters as the Originator may reasonably deem appropriate, or the Certificate Trustee or Delaware Trustee may reasonably request, and that are not inconsistent with the provisions hereof; and

          (ii) the Originator shall provide evidence satisfactory to the Certificate Trustee that the Rating Agency Condition will be satisfied with respect to the issuance of such Series or Class of Certificates.

     Section 2.07.  Representations and Warranties of the Originator.  The
                    ------------------------------------------------
Originator will represent and warrant, as of each Series Issuance Date, the following:

          (a) the Originator has full power and authority, and has taken all action necessary, to execute and deliver this Trust Agreement and any Trust Supplement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Trust Agreement and any Trust Supplement;

          (b) the making and performance by the Originator of this Trust Agreement and any Trust Supplement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it or violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of any lien on any properties included in the Trust Property pursuant to, any mortgage, indenture, contract, agreement or other undertaking to which it is a party;

          (c) this Trust Agreement and any Trust Supplement have been duly executed and delivered by the Originator and constitute its legal, valid and binding obligations, enforceable in accordance with their terms;

          (d) all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Trust Agreement and any Trust Supplement have been obtained, and no governmental authorizations other than any already obtained are required in connection with the execution, delivery and performance of this Trust Agreement and any Trust Supplement; and

          (e) the representations and warranties in Section 11.01 are true and correct.

                                  ARTICLE III

                                THE CERTIFICATES

     Section 3.01.  Form, Denomination and Execution of Certificates.  The
                    ------------------------------------------------
Certificates of each Series shall be issued in registered form without coupons and shall be substantially in the form attached hereto as Exhibit A, with the following filled in: (a) the designation of such Series and, if applicable, the Classes thereof, which shall be the same designation as the related Series or Class or Classes of Notes, (b) the Certificate number or numbers thereof, (c) the date of authentication thereof, which shall be the same as the Series Issuance Date of the related Series or Class or Classes of Notes, and (d) the Original Principal Amount thereof, which shall equal, in the aggregate, the principal amount of the related Series of Notes; and with such omissions, variations and insertions as are permitted by this Trust Agreement or any Trust Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon as may be required to comply with the rules of any securities exchange on which any Class or Classes of the Certificates of such Series may be listed or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Certificate Trustee or by the Originator (with the prior written approval of the Note Issuer), and as evidenced by the execution and authentication of such Certificates.

     Except as provided in Section 3.10, the definitive Certificates of each Series or Class shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Certificates of such Series or Class may be listed, as evidenced by execution of such Certificates by the Certificate Trustee on behalf of the Trust.

     The Certificates of each Series or Class shall be issued in minimum denominations of $[1,000] Original Principal Amount and integral multiples thereof.

     The Certificates shall be executed on behalf of the Trust by the Certificate Trustee by manual or facsimile signature of a Responsible Officer of the Certificate Trustee. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Trust shall be validly issued by the Trust, notwithstanding that such individual has ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such office at the date of such Certificates. No Certificate shall be entitled to any benefit under this Trust Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A hereto, executed by the Certificate Trustee (as Authentication Agent) by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 3.02.  Authentication of Certificates.  The Certificate Trustee
                    ------------------------------
shall duly authenticate and deliver Certificates of each Series or Class in authorized denominations equaling in the aggregate for each Series or Class of Certificates the aggregate Original Principal Amount of the Notes of such Series or Class as provided in Section 2.06.

     Section 3.03.  Temporary Certificates.  Pending the preparation of
                    ----------------------
definitive Certificates of any Series or Class, the Certificate Trustee on behalf of the Trust may execute, and the Certificate Trustee upon written order of the Originator shall authenticate (as Authentication Agent) and deliver, temporary Certificates of such Series or Class that are printed, lithographed, typewritten or otherwise produced, in any denomination, containing substantially the same terms and provisions as set forth in Exhibit A, except for such appropriate insertions, omissions, substitutions and other variations relating to their temporary nature as the Trust may determine, as evidenced by the execution of such temporary Certificates by the Certificate Trustee on behalf of the Trust.

     If temporary Certificates of any Series or Class are issued, the Trust will cause definitive Certificates of such Series or Class to be prepared without unreasonable delay. After the preparation of definitive Certificates of such Series or Class, the temporary Certificates shall be exchangeable for definitive Certificates of such Series or Class upon surrender of the temporary Certificates at the Corporate Trust Office of the Certificate Trustee, or at the office or agency of the Certificate Trustee maintained in accordance with
Section 6.11, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Certificate Trustee, on behalf of the Trust, shall execute, and the Certificate Trustee shall authenticate and deliver in exchange therefor definitive Certificates (of the same Series or Class as the temporary Certificates surrendered) of authorized denominations of a like aggregate Original Principal Amount. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits under this Trust Agreement as definitive Certificates of the same Series or Class.

     Section 3.04.  Registration of Transfer and Exchange of Certificates.  The
                    -----------------------------------------------------
Certificate Trustee shall cause to be kept at the office or agency to be maintained by it in accordance with the provisions of Section 6.11 a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Certificate Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Trustee shall initially be the registrar (the "Registrar") for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Subject to this Section 3.04, upon surrender for registration of transfer of any Certificate at the Corporate Trust Office or such other office or agency maintained by the Certificate Trustee in accordance with Section 6.11, the Certificate Trustee, on behalf of the Trust, shall execute, and the Certificate Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Certificates (of the same Series or Class as the Certificates surrendered for registration of transfer) in authorized denominations of a like aggregate Original Principal Amount.

     At the option of a Certificateholder, Certificates may be exchanged for other Certificates (of the same Series or Class as the Certificates surrendered for registration of exchange) of authorized denominations of a like aggregate Original Principal Amount, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Certificate Trustee, on behalf of the Trust, shall execute, and the

Certificate Trustee shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive.

     Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Registrar duly executed by the Certificateholder thereof or its attorney duly authorized in writing.

     No service charge shall be made to a Certificateholder for any registration of transfer or exchange of Certificates, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Certificate Trustee in accordance with its customary practices.

     Section 3.05.  Certificateholders' Lists and Reports by Certificate
                    ----------------------------------------------------
Trustee.

     (a) The Trust To Furnish Certificate Trustee with Names and Addresses of
         --------------------------------------------------------------------
Certificate holders.  The Registrar, on behalf of the Trust, will furnish to the
--------------------
Certificate Trustee within 15 days after each Record Date, and at such other times as the Certificate Trustee may request in writing, within 30 days after receipt by the Trust of any such request, a list, in such form as the Certificate Trustee may reasonably require, of all information in the possession or control of the Trust as to the names and addresses of the Certificateholders, in each case as of a date not more than 15 days prior to the time such list is furnished; provided, however, that so long as the Certificate Trustee is the
           ------------------
sole Registrar, no such list need be furnished; and provided further, however,
                                                    --------------------------
that no such list need be furnished for so long as a copy of the Register is being furnished to the Certificate Trustee pursuant to Section 6.11.

     (b) Preservation of Information.  The Certificate Trustee shall preserve,
         ----------------------------
in as current a form as is reasonably practicable, the names and addresses of Certificateholders contained in the most recent list furnished to the Certificate Trustee as provided in Section 6.11 or Section 3.05(a), as the case may be, and the names and addresses of Certificateholders received by the Certificate Trustee in its capacity as Registrar, if so acting. The Certificate Trustee may destroy any list furnished to it as provided in Section 6.11 or
Section 3.05(a), as the case may be, upon receipt of a new list so furnished.

     (c) Communications Among Certificateholders.  Certificateholders may
         ---------------------------------------
communicate pursuant to Section 312(b) of the Trust Indenture Act with other Certificateholders with respect to their rights under this Trust Agreement or under the Certificates.

     (d) Reports by Certificate Trustee.  To the extent that any of the events
         -------------------------------
described in Section 313(a) of the Trust Indenture Act shall have occurred,
within 60 days after [     ] of each year, commencing with the year 1998, the
Certificate Trustee shall transmit to the Certificateholders, as provided in
Section 313(c) of the Trust Indenture Act, a brief report dated
as of such [     ], if required by Section 313(a) of the Trust Indenture Act.
The Certificate Trustee also shall comply with Section 313(b) of the Trust Indenture Act.

     A copy of each report at the time of its mailing to Certificateholders shall be filed by the Certificate Trustee with the Commission and with each stock exchange, if any, on which the Certificates are listed and of which listing the Certificate Trustee has been informed. The Originator shall notify the Certificate Trustee if and when the Certificates are listed on any stock exchange.

     (e) Reports by the Trust.  The Trust shall furnish to the Certificate
         ---------------------
Trustee, not less often than annually, a certificate of the Certificate Trustee on behalf of the Trust as to his or her knowledge of the Trust's compliance with all conditions and covenants under this Trust Agreement and in accordance with the Trust Indenture Act. For purposes of this Section 3.05(d) such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Trust Agreement.

     (f) Protections.  The Originator, the Certificate Trustee and the Registrar
         -----------
shall have the protection of Section 312(c) of the Trust Indenture Act.

     Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates.  If (a)
                    -------------------------------------------------
any mutilated Certificate is surrendered to the Registrar, or the Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Registrar and the Certificate Trustee such security, indemnity or bond as may be required by them to save each of them harmless, then, in the absence of notice to the Registrar or the Certificate Trustee that such Certificate has been acquired by a bona fide purchaser, the Certificate Trustee, on behalf of the Trust, shall execute, and the Certificate Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate (of the same Series or Class as the Certificate so mutilated, destroyed, lost or stolen) of like Original Principal Amount. In connection with the issuance of any new Certificate under this Section 3.06, the Certificate Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Delaware Trustee, the Certificate Trustee and the Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 3.06 shall constitute conclusive evidence of the same interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 3.07.  Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Certificate Trustee, the Registrar and any Paying Agent of the Certificate Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, and none of the Certificate Trustee, the Registrar nor any Paying Agent of the Certificate Trustee shall be affected by any notice to the contrary.

     Section 3.08.  Cancellation.  All Certificates surrendered for payment or
                    ------------
transfer or exchange shall, if surrendered to any party hereto other than the Registrar, be delivered to the Registrar for cancellation. No Certificates shall be authenticated in lieu of or in exchange for any

Certificates canceled as provided in this Section, except as expressly permitted by this Trust Agreement. All canceled Certificates held by the Registrar shall be delivered to the Certificate Trustee and, in accordance with Section 3.04, destroyed.

     Section 3.09.  Limitation of Liability for Payments.  All payments or
                    ------------------------------------
distributions made to Holders of Certificates under this Trust Agreement shall be made only from the Trust Property with respect to that Series or Class of Certificates and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from such Trust Property to make such payments in accordance with the terms of Article IV of this Trust Agreement. Each Holder of a Certificate of any Series or Class, by its acceptance of a Certificate of that Series or Class, agrees that it will look solely to the income and proceeds from the Trust Property with respect to that Series or Class to the extent available for distribution to the Holder thereof as provided in this Trust Agreement. It is expressly understood and agreed by the parties hereto that (a) the Certificates are executed and delivered by Bankers Trust Company, not individually or personally but solely as Certificate Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, and (b) under no circumstances shall Bankers Trust Company be personally liable for the payment of any of the Certificates or any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Agreement.

     Section 3.10.  Book-Entry and Definitive Certificates.  (a)  The
                    --------------------------------------
Certificates of any Series or Class may be issued in the form of one or more typewritten certificates representing the Book Entry Certificates of that Series or Class, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Originator. In such case, the Certificates of such Series or Class delivered to The Depository Trust Company shall initially be registered on the Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner will receive a definitive Certificate representing such Certificate Owner's interest in the Certificate of such Series or Class, except as provided in Section 3.10(c) below. Unless and until definitive, fully registered Certificates ("Definitive Certificates") of such Series or Class have been issued pursuant to Section 3.10(c) below:

            (i) the provisions of this Section 3.10 shall be in full force and effect with respect to the Certificates of such Series or Class;

            (ii) the Originator, the Paying Agent, the Registrar and the Certificate Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates of such Series or Class) as the authorized representative of the Certificate Owners of Certificates of such Series or Class;

            (iii) to the extent that the provisions of this Section 3.10 conflict with any other provisions of this Trust Agreement, the provisions of this Section 3.10 shall control;

            (iv) the rights of Certificate Owners of Certificates of such Series or Class shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency Participants; and until Definitive Certificates of such Series or Class are issued pursuant to

     Section 3.10(c) below, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Certificates of such Series or Class to such Clearing Agency Participants; and

            (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders holding Certificates of such Series or Class representing a specified percentage of the aggregate Outstanding Amount of Certificates of such Series or Class, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners or Clearing Agency Participants owning or representing, respectively, Certificates representing such percentage of the aggregate Outstanding Amount of Certificates of such Series or Class, and has delivered such instructions to the Certificate Trustee. The Certificate Trustee shall have no obligation to determine whether the Clearing Agency has in fact received any such instructions.

     (b) Whenever notice or other communication to the Holders of Certificates of any Series or Class issued in the form of Certificates representing Book-Entry Certificates is required under this Trust Agreement, unless and until Definitive Certificates of such Series or Class shall have been issued pursuant to Section 3.10(c) below, the Certificate Trustee shall give all such notices and communications specified herein to be given to Holders of Certificates of such Series or Class to the Clearing Agency.

     (c) If (i) the Clearing Agency advises the Certificate Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Certificates, and the Certificate Trustee or the Originator is unable to locate a qualified successor, (ii) the Originator (with the prior written approval of the Note Issuer) at its option advises the Certificate Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency with respect to the Certificates or (iii) after the occurrence of a Note Event of Default with respect to any Series or Class of Certificates, Certificate Owners representing beneficial interests aggregating at least a majority of the Outstanding Amount of the Certificates of all Series advise the Clearing Agency and the Certificate Trustee in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Certificate Trustee of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Trustee of the typewritten certificate or certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, and upon written direction by the Note Issuer, the Certificate Trustee shall execute on behalf of the Trust and the Certificate Trustee shall authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. None of the Originator, the Registrar, the Delaware Trustee or the Certificate Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Certificate Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders.

                                   ARTICLE IV

                DISTRIBUTIONS; STATEMENTS TO CERTIFICATEHOLDERS

     Section 4.01.  Certificate Accounts.  (a)  The Trust shall establish and
                    --------------------
maintain with the Certificate Trustee on behalf of the Holders of Certificates of each Series or Class a Certificate Account with respect to such Series or Class as one or more accounts, which shall be non-interest bearing except as provided in Section 4.04, in the corporate trust department of an Eligible Institution, in the name of the Certificate Trustee for the benefit of such Certificateholders. The Certificate Trustee shall hold each Certificate Account in trust for the benefit of the Holders of Certificates of the corresponding Series or Class, and shall make or permit withdrawals therefrom only as provided in this Trust Agreement. On each day when a Payment or Special Payment (other than a Special Payment that represents the proceeds of any sale pursuant to
Article V hereof by the Certificate Trustee of any Note) is made to the Certificate Trustee, as holder of Notes of any Series or Class, the Certificate Trustee upon receipt shall immediately deposit the aggregate amount of such Payment or Special Payment in the Certificate Account for the corresponding Series or Class of Certificates. If a Swap has been executed with respect to any Series or Class of Certificates, the proceeds of such Payment or Special Payment in any Certificate Account shall be applied to satisfy any Swap Payment, or if a payment is due to the Trust under the Swap, any Swap Revenue shall be credited to such Certificate Account. Upon the sale of any Note by the Certificate Trustee pursuant to Article V hereof and the realization of any proceeds thereof, the Certificate Trustee shall deposit the aggregate amount of such proceeds as a Special Payment in the Certificate Account for the Series or Class of Certificates corresponding to the Series or Class of the Note so sold.

     (b) The Certificate Trustee shall present to the Note Trustee for payment each Note on its Final Maturity Date, or, in the case of any redemption or repayment of such Note in full prior to its Final Maturity Date, on the applicable Payment Date therefor.

     Section 4.02.  Distributions from Certificate Accounts.  (a)  On any
                    ---------------------------------------
Distribution Date, the Certificate Trustee shall distribute out of the Certificate Account for the corresponding Series or Class of Certificates, in the manner described in Section 4.02(e), the entire amount of such Payment (as reduced by any Swap Payment or increased by any Swap Revenues) deposited therein pursuant to Section 4.01(a); provided, however, that in the event receipt of any
                             ------------------
such Payment is not confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Distribution Date, distribution thereof shall be made on the day receipt thereof is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if receipt thereof is confirmed by the Certificate Trustee after 1:00 p.m. (New York City time), on the following Certificate Business Day. There shall be so distributed to each Holder of record of such Series or Class of Certificates on the Record Date with respect to such Distribution Date (other than as provided in Section 10.01 with respect to a final distribution) such Certificateholder's pro rata share (based on the aggregate Outstanding Amount of Certificates of such Series or Class held by such Certificateholder) of the aggregate amount in the related Certificate Account. The foregoing notwithstanding, if a Payment (or Swap Revenue) is not received by the Certificate Trustee by the day that is five days after the related Payment Date, it will be treated as a Special Payment pursuant to Section 4.02(b).

     The final distribution with respect to any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency of the Certificate Trustee specified in the notice given by the Certificate Trustee with respect to such final payment.

     (b) On each Special Distribution Date with respect to the distribution of any Special Payment with respect to any Series or Class of Notes, the Certificate Trustee shall distribute out of the Certificate Account for the corresponding Series or Class of Certificates, in the manner described in
Section 4.02(e), the entire amount of such Special Payment (as reduced by any Swap Payment or increased by any Swap Revenues) deposited therein pursuant to
Section 4.01(a) and any income and earnings received from the investment of such Special Payment pursuant to Section 4.04; provided, however, that in the event
                                          ------------------
receipt of any such Special Payment is not confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) on such Special Distribution Date, distribution thereof shall be made on the day receipt thereof is confirmed by the Certificate Trustee by 1:00 p.m. (New York City time) or, if receipt thereof is confirmed by the Certificate Trustee after 1:00 p.m. (New York City time), on the following Certificate Business Day. There shall be so distributed to each Holder of record of such Series or Class of Certificates on the Special Record Date with respect to such Special Distribution Date (other than as provided in Section 10.01 with respect to a final distribution) such Certificateholder's pro rata share (based on the aggregate Outstanding Amount of Certificates of such Series or Class held by such Certificateholder) of the aggregate amount of such Special Payment (as reduced by any Swap Payment or increased by any Swap Revenues) and any income and earnings received from the investment of such Special Payment pursuant to Section 4.04.

     (c) The Certificate Trustee shall allocate amounts distributed to Holders of Certificates of any Series or Class on any Distribution Date or Special Distribution Date as follows: (i) to the extent such amounts represent payments of principal of the corresponding Series or Class of Notes (including prepayments or redemption price), or the proceeds of the sale of any such Note by the Certificate Trustee pursuant to Article V hereof, such amounts shall be allocated to principal of such Certificates and (ii) and all other such amounts shall be allocated to interest on such Certificates. The Certificate Trustee may conclusively rely on the payment statement received by it from the Note Trustee pursuant to Section 6.06 of the Note Indenture with any payment in respect of any Series or Class of Notes as to whether the amount so paid in respect of such Notes is in respect of principal of or interest on such Notes, provided that any Swap Payment or Swap Revenues shall be attributable to interest. If no statement is received, such payments received with respect to any Series or Class of Notes shall first be allocable to interest to the extent of any interest accrued and payable on such Series or Class of Notes, and then to principal.

     (d) The Certificate Trustee shall cause notice of each Special Payment with respect to any Series or Class of Notes to be mailed to each Holder of Certificates of the corresponding Series or Class at its address as it appears in the Register. In the event of redemption of the Notes of any Series or Class, such notice shall be mailed not less than five days nor more than 25 days prior to the Special Distribution Date on which any such Redemption Payment is scheduled to be distributed. In the case of any other Special Payment, such notice shall be mailed not less than 20 days prior to the Special Distribution Date on which any Special Payment is scheduled to be distributed in respect of Certificates of such Series or Class stating such anticipated Special Distribution Date. Any such notice mailed by the Certificate Trustee shall set forth:

            (i) the Special Distribution Date or the Distribution Date, as applicable, and the Special Record Date or Record Date therefor, as applicable (except as otherwise provided in Section 10.01);

            (ii) the amount of the Special Distribution for each $1,000 Original Principal Amount of Certificates of the applicable Series or Class and the amount thereof constituting principal and interest;

            (iii)  the reason for the Special Distribution; and

            (iv) the total amount to be received on such date for each $1,000 Original Principal Amount of Certificates of the applicable Series or Class but only, in the case of a Special Payment, if the related Special Distribution Date is also a Distribution Date.

     (e) Distributions to Holders of Certificates shall be by check sent by first-class mail to the address of such Holder appearing on the Register at the relevant Record Date or Special Record Date or, upon written application of a Holder of Certificates of any Series or Class in the Original Principal Amount of $1,000,000 or more to the Certificate Trustee made at any time not later than such Record Date or Special Record Date or continuing in effect from a prior request, by wire transfer in immediately available funds to the account of such Holder at such bank located in [New York, New York] having wire transfer capability as may be designated by such Holder; provided, however, that the
                                                ------------------
final distribution in respect of any Certificate shall be made only as provided in Section 10.01. The foregoing notwithstanding, any distributions made to Cede & Co., as the nominee of the initial Clearing Agency, shall be made by wire transfer of immediately available funds.

     Section 4.03.  Statements to Certificateholders.  (a)  On each Distribution
                    --------------------------------
Date, Special Distribution Date or any other date specified herein for distribution of any payments with respect to any Series or Class of Certificates, or as soon as practicable following such Distribution Date, if the Certificate Trustee and the Note Trustee are different entities, the Certificate Trustee will include with each distribution to Holders of Certificates of such Series or Class a statement with respect to such distribution to be made on such Distribution Date, Special Distribution Date or other date, as the case may be, setting forth the following information:

           (i) the amount of such distribution to Holders of Certificates allocable to (a) principal and (b) interest, in each case per $1,000 Original Principal Amount of each Series or Class of Certificates;

           (ii) the amount of any Swap Payment or Swap Revenues with respect to any Series or Class of Certificates;

           (iii) the aggregate outstanding principal balance of the Certificates, after giving effect to payments allocated to principal reported under (i) above; and

           (iv) the difference, if any, between the amount specified in (iii) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

On each date on which the Certificate Trustee distributes any such report to the Holders of the Certificates of any Series or Class, the Certificate Trustee shall also distribute such report to each Rating Agency to the Certificate Trustee in writing.

     (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Certificate Trustee shall furnish to each Person who at any time during such calendar year was a Holder of record of any Series or Class of Certificates a statement containing the sum of the amounts determined pursuant to clause (a)(i) above with respect to such Series or Class of Certificates for such calendar year, or, in the event such Person was a Holder of record of such Series or Class of Certificates during a portion of such calendar year, for the applicable portion of such year, and such other items as are readily available to the Certificate Trustee and that a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its Federal income tax returns.

     Section 4.04.  Investment of Special Payment Moneys.  Any money received by
                    ------------------------------------
the Certificate Trustee pursuant to Section 4.01(a) representing a Special Payment (or Swap Revenue) that is not to be promptly distributed, to the extent practicable, shall be invested in Eligible Investments by the Certificate Trustee pending distribution of such Special Payment pursuant to Section 4.02. Any investment made pursuant to this Section 4.04 shall be in such Eligible Investments maturing in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Payment Date pending the distribution of such funds to Certificateholders as described herein. The Certificate Trustee shall hold any such Eligible Investments until maturity. The Certificate Trustee shall have no liability with respect to any investment made pursuant to this Section 4.04 (including any losses on such investments), other than by reason of the willful misconduct or negligence of the Certificate Trustee. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment and shall be treated as payments of interest on the Certificates.

     Section 4.05.  Reduction in Principal.  Any reduction in the principal
                    ----------------------
amount of any Certificate effected by any distribution in respect of principal thereof shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration or transfer thereof or in lieu thereof, whether or not noted thereon.

                                   ARTICLE V

                                    DEFAULT

     Section 5.01.  Events of Default.  (a)  If any Note Event of Default shall
                    -----------------
occur and be continuing with respect to any Series or Class of Certificates, then, and in each and every case, the Certificate Trustee may, and, upon the written direction of Holders representing not less than a majority of the Outstanding Amount of the Certificates of all Series then Outstanding, shall vote all the Notes of all Series in favor of declaring the unpaid principal amount of all the Notes of all Series then outstanding and accrued interest thereon to be due and payable in accordance with the provisions thereof. In addition, if a Note Event of Default shall have occurred and be continuing with respect to any Series or Class of Certificates, the Certificate Trustee may, and, upon the written direction of Holders representing not less than a majority of the Outstanding Amount of the Certificates of all Series then Outstanding, shall vote all the Notes of all Series in favor of directing the Note Trustee acting in accordance with the written direction of the Certificateholders as to the time, method and place of conducting any proceeding for any remedy available to the Note Trustee or of exercising any trust or power conferred on the Note Trustee under the Note Indenture.

     (b) In addition, after a Note Event of Default shall have occurred and be continuing with respect to the Certificates of any Series or Class, subject to
Section 5.01(c), the Certificate Trustee may, and upon the written direction of Holders of Certificates representing not less than a majority of the Outstanding Amount of Certificates of such Series or Class, by such officer or agent as it may appoint, shall sell, convey, transfer and deliver any Note or Notes, without recourse to or warranty by the Certificate Trustee or any Certificateholder, to any Person, all upon such terms and conditions as the Certificateholders may reasonably deem advisable and at such prices as the Certificateholders may reasonably deem advisable, for cash. If the Certificate Trustee so decides or is required to sell or otherwise dispose of the Notes pursuant to this Section, the Certificate Trustee may, but is not obligated to, take such of the actions described above as it may reasonably deem most effectual to complete the sale or other disposition of the Notes, so as to provide for the payment in full of all amounts due on the Certificates of all Series.

     (c) The foregoing provisions of Section 5.01(b) notwithstanding, the Certificate Trustee shall not sell any Notes following the occurrence of any Event of Default, other than a Note Event of Default described in Section 5.01(i), (ii) or (iii) of the Note Indenture, with respect to any Series or Class of Certificates unless (i) the Certificate Trustee determines that the amounts receivable from the Collateral with respect to each Series or Class of Notes are not sufficient to pay in full the principal of and accrued interest on the Notes of each such Series or Class and to pay an allocable share of all sums due to the Certificate Trustee and any other administrative expenses specified in this Trust Agreement and the Certificate Trustee obtains the written consent of Holders of Certificates of each such Series or Class representing 66 2/3 percent of the aggregate Outstanding Amount of the Certificates of each such Series or Class, or (ii) the Certificate Trustee obtains the written consent of Holders of Certificates representing 100 percent of the aggregate Outstanding Amount of the Certificates of each such Series or Class.

     Section 5.02.  Incidents of Sale of Notes.  Upon any sale of the Notes made
                    --------------------------
either under the power of sale given under this Trust Agreement or otherwise for the enforcement of this Trust Agreement, the following shall be applicable:

                (a) Certificateholders and Certificate Trustee May Purchase
                    -------------------------------------------------------
     Notes. Any Certificateholder, the Certificate Trustee in its individual or
     -----
     any other capacity or any other Person (other than the Seller) may bid for and purchase any of the Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Notes in their own absolute right without further accountability.

                (b) Receipt of Certificate Trustee Shall Discharge Purchaser.
                    --------------------------------------------------------
     The receipt of the Certificate Trustee, on behalf of the Trust, shall be a sufficient discharge to any purchaser for its purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof.

                (c) Application of Moneys Received upon Sale. Any moneys
                    ----------------------------------------
     collected by the Trust upon any sale made either under the power of sale given by this Trust Agreement or otherwise for the enforcement of this Trust Agreement, shall be applied as provided in Section 4.02.

     Section 5.03.  Judicial Proceedings Instituted by Certificate Trustee;
                    -------------------------------------------------------
Certificate Trustee May Bring Suit.  (a)  If there shall be a failure to make
----------------------------------
payment of the principal of or interest on any Note, then the Certificate Trustee, in its own name, and as trustee of an express trust, as holder of such Note, if directed in writing by the Holders of a majority of the Outstanding Amount of the Certificates of all Series but subject to the provisions of
Section 6.02 hereof, shall be, to the extent permitted by and in accordance with the terms of the Notes, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, including the power to make a demand on the Note Trustee to take action under the Note Indenture to enforce the Notes, for the collection of the sums so due and unpaid on such Note and may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid.

     (b) If there shall be a breach of the State Pledge (as described in Section 11.01(a)) by the State of California, then the Certificate Trustee, in its own name and as trustee of an express trust, as holder of the Notes, if directed in writing by the Holders of a majority of the Outstanding Amount of the Certificates of all Series but subject to the provisions of Section 6.02 hereof, shall be, to the extent permitted by state and federal law, entitled and empowered to institute any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and may prosecute any such suit, action or proceeding to judgment or final decree.

     Section 5.04.  Control by Certificateholders.  Subject to Section 2.03, the
                    -----------------------------
Holders of a majority of the Outstanding Amount of the Certificates of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred on the Certificate Trustee under this Trust Agreement, including any right of the Certificate Trustee as holder of the Notes of the corresponding Series or Class or Classes, in each case unless a different percentage is specified herein; provided that:
--------

                (a) such direction shall not be in conflict with any rule of law or with this Trust Agreement and would not involve the Certificate Trustee in personal liability or expense;

                (b) the Certificate Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Certificates of such Series or Class or Classes not taking part in such direction;

                (c) the Certificate Trustee may take any other action deemed proper by the Certificate Trustee that is not inconsistent with such direction; and

                (d) if a Note Event of Default with respect to such Series or Class of Notes shall have occurred and be continuing, such direction shall not obligate the Certificate Trustee to vote more than a corresponding majority of the related Notes held by the Trust in favor of declaring the unpaid principal amount of the Notes of all Series and accrued interest thereon to be due and payable or directing any action by the Note Trustee with respect to such Note Event of Default.

     Section 5.05.  Waiver of Past Defaults.  Prior to the declaration of the
                    -----------------------
acceleration of the maturity of the Notes of all Series as provided in Section 5.01, the Holders of Certificates of not less than a majority of the Outstanding Amount of the Certificates of all Series may waive any past default or Note Event of Default and its consequences except a default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of the Holder of each Certificate of all Series or Classes affected or (c) in the deposit or distribution of any Payment or Special Payment under Section 4.01 with respect to any Series or Class of Certificates or in the distribution of any payment under Section 4.02 on any Series or Class of Certificates. Upon any such direction, the Certificate Trustee shall vote such percentage of the Notes of the corresponding Series or Class held by the Certificate Trustee as corresponds to the percentage of the aggregate Outstanding Amount of the Certificates of such Series or Class held by Holders who directed the Certificate Trustee to waive such default or Note Event of Default hereunder.

     Upon any waiver that is effective under the terms of such Series or Class of Notes to waive such default or Note Event of Default, such default or Note Event of Default shall cease to exist with respect to this Trust Agreement, and, in the case of a default, any Note Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Trust Agreement and any written direction given by the Certificate Trustee on behalf of such Certificateholders to the Note Trustee or in respect of any Notes shall be annulled with respect thereto; but no such waiver shall extend to any subsequent or other default or Note Event of Default or impair any right consequent thereon.

     Section 5.06.  Right of Certificateholders To Receive Payments Not To Be
                    ---------------------------------------------------------
Impaired.  Anything in this Trust Agreement to the contrary notwithstanding,
--------
including Section 5.07 hereof, the right of any Certificateholder to receive distributions of payments required pursuant to Section 4.02 hereof on the Certificates when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, Special Distribution Date or other date specified herein for the making of such payment, shall not be impaired or affected without the consent of such Certificateholder.

     Section 5.07.  Certificateholders May Not Bring Suit Except Under Certain
                    ----------------------------------------------------------
Conditions.  A Certificateholder shall not have the right to institute any suit,
----------
action or proceeding at law or in equity or otherwise with respect to this Trust Agreement, for the appointment of a receiver or for the enforcement of any other remedy under this Trust Agreement, unless:

                (a) such Certificateholder has previously given written notice to the Certificate Trustee of a continuing Note Event of Default with respect to the Series or Class of Certificates held by such Holder;

                (b) the Holders of not less than 25 percent of the Outstanding Amount of the Certificates of all Series have made written request to the Certificate Trustee to institute such action, suit or proceeding in respect of such Note Event of Default in its own name as Certificate Trustee hereunder;

                (c) such Certificateholder or Certificateholders have offered to the Certificate Trustee indemnity satisfactory to it against the costs, expenses (including legal fees and expenses) and liabilities to be incurred in complying with such request;

                (d) the Certificate Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such action, suit or proceedings; and

                (e) no direction inconsistent with such written request has been given to the Certificate Trustee during such 60-day period by the Holders of a majority of the Outstanding Amount of the Certificates of all Series;

it being understood and intended that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Trust Agreement to affect, disturb or prejudice the rights of any other Holders of Certificates or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Trust Agreement, except in the manner herein provided. The provisions of this
Section 5.07 shall be deemed to modify, to the fullest extent permitted by law, the rights of the Certificateholders under Section 3816 of the Business Trust Statute.

     In the event the Certificate Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Certificates, each representing less than a majority of the Outstanding Amount of the Certificates of all Series, the Certificate Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Trust Agreement.

     Section 5.08.  Remedies Cumulative.  Every remedy given hereunder to the
                    -------------------
Certificate Trustee or to any of the Certificateholders shall not be exclusive of any other remedy or remedies, and every such remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter given by statute, law, equity or otherwise.


                                  ARTICLE VI

                            THE CERTIFICATE TRUSTEE

     Section 6.01.  Notice of Defaults.  As promptly as practicable after, and
                    ------------------
in any event within 30 days after, receipt by a Responsible Officer of the Certificate Trustee of notice or actual knowledge of the occurrence of any default (as such term is defined below) hereunder with respect to any Series or Class of Certificates, the Certificate Trustee shall transmit by mail to the Originator, the Note Trustee and the Holders of Certificates of all Series in accordance with Section 313(c) of the Trust Indenture Act, notice of such default, unless such default shall have been cured or waived; provided, however,
                                                              ------------------
that, except in the case of a default in the payment of the principal of or interest on any Note of the corresponding Series or Class, the Certificate Trustee shall be fully protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Certificate Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Certificates. For the purpose of this Section, the term "default" means, with respect to any Series or Class of Certificates, any event that is, or after notice or lapse of time or both would become, a Note Event of Default with respect to such Series or Class of Certificates.

     Section 6.02.  Certain Rights of Certificate Trustee.  Subject to the
                    -------------------------------------
provisions of Section 315 of the Trust Indenture Act:

                (a) the Certificate Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) any request or direction of the Originator mentioned herein shall be sufficiently evidenced by a Request, accompanied by evidence reasonably satisfactory to the Certificate Trustee that the Note Issuer has given its prior written approval of such request or direction;

                (c) whenever in the administration of this Trust Agreement the Certificate Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Certificate Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate of the Originator;

                (d) the Certificate Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                (e) the Certificate Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Certificateholders pursuant to this Trust Agreement, unless such Certificateholders shall have offered to the Certificate Trustee reasonable security or indemnity satisfactory to it against the cost, expenses (including legal fees and expenses) and liabilities that might be incurred by it in compliance with such request or direction;

                (f) the Certificate Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document;

                (g) the Certificate Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Certificate Trustee shall not be responsible, for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee appointed with due care by it hereunder;

                (h) the Certificate Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Trustee, or exercising any trust or power conferred upon the Certificate Trustee, under this Trust Agreement;

                (i) the Certificate Trustee shall not be required to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it;

                (j) the Certificate Trustee shall not be personally liable for any action taken or suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Trust Agreement; provided,
                                                                 ---------
     however, that the Certificate Trustee's conduct does not constitute willful
     -------
     misconduct, [gross] negligence or bad faith;

                (k) in the event that the Certificate Trustee is also acting as Paying Agent, Authenticating Agent or Registrar hereunder, the rights and protections afforded to the Certificate Trustee pursuant to this Article VI shall also be afforded to such Paying Agent, Authenticating Agent or Registrar;

                (l) the Certificate Trustee shall not be charged with knowledge of an Event of Default unless a Responsible Officer obtains actual knowledge of such event or the Certificate Trustee receives written notice of such event from the Originator, the Note Trustee, the Servicer or a majority of the Holders of Certificates of the Series or Class or Classes so affected; and

                (m) without limiting its rights under bankruptcy law, when the Certificate Trustee incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto or with the Basic Documents to which it is a party, such expenses (including the fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law.

     Section 6.03.  Not Responsible for Recitals or Issuance of Certificates.
                    --------------------------------------------------------
The recitals contained herein and in the Certificates, except the certificates of authentication, shall not be taken as the statements of the Certificate Trustee, and the Certificate Trustee assumes no responsibility for their correctness. Subject to Section 6.14, the Certificate Trustee makes no representations as to the validity or sufficiency of this Trust Agreement, the Notes, any Basic Document or the Certificates.

     Section 6.04.  May Hold Certificates.  The Certificate Trustee, any Paying
                    ---------------------
Agent, any Registrar or any of their Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of Certificates and subject to Sections 310(b) and 311 of the Trust Indenture Act may otherwise deal with the Originator, the Note Issuer or the Note Trustee with the same rights it would have if it were not Certificate Trustee, Paying Agent, Registrar or such other agent.

     Section 6.05.  Money Held in Trust.  Money held by the Certificate Trustee
                    -------------------
or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Certificate Trustee nor the Paying Agent shall have any liability for interest upon any such moneys except as provided for herein.

     Section 6.06.  Compensation and Reimbursement; Indemnification.  Pursuant
                    -----------------------------------------------
to the Fee and Indemnity Agreement, the Note Issuer has agreed to pay, or cause to be paid, to the Certificate Trustee from time to time reasonable compensation for its services and to reimburse it for its reasonable expenses.

     In addition, the Certificate Trustee shall be entitled to reimbursement, but solely from amounts payable under the Fee and Indemnity Agreement, for any tax incurred without negligence, bad faith or willful misconduct, on its part, arising out of or in connection with the acceptance or administration of this Trust (other than any tax attributable to the Certificate Trustee's compensation for serving as such), including any costs and expenses incurred in contesting the imposition of any such tax.

     The Originator, but solely from amounts payable under the Fee and Indemnity Agreement, shall indemnify, defend and hold harmless the Certificate Trustee and any of the affiliates, officers, directors, employees and agents of the Certificate Trustee (the "Certificate Trustee Indemnified Persons") from and against any and all losses, claims, taxes, damages, expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Certificate Trustee Expenses"), to the extent that such Certificate Trustee Expenses arise out of or are imposed upon or asserted against such Certificate Trustee Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Trust Agreement or the transactions contemplated hereby; provided, however, that the Originator shall not be required to indemnify any
------------------
Certificate Trustee Indemnified Person for any Certificate Trustee Expenses that result from the willful misconduct or gross negligence of such Certificate Trustee Indemnified Person. The obligations of the Originator to indemnify the Certificate Trustee Indemnified Persons in the Trust Agreement shall survive the termination of this Trust Agreement and the resignation or removal of the Certificate Trustee Indemnified Persons.

     Notwithstanding anything to the contrary in this Agreement, the Certificate Trustee shall have no recourse against the Originator or the Trust Property for payment of any amounts required to be paid to the Certificate Trustee under this
Section 6.06.

     Section 6.07.  Corporate Certificate Trustee Required; Eligibility.  (a)
                    ---------------------------------------------------
This Trust Agree shall at all times have a certificate trustee that shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act, shall have a combined capital and surplus of at least $50,000,000 and shall have a long-term debt rating of [Baa3] or better by Moody's. If such entity publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.07, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Certificate Trustee shall meet the requirements of Section 26(a)(1) of the Invest Company Act of 1940, as amended, shall not be an affiliate (as that term is defined in Rule 405 under the Securities Act) of the Trust or of any Person involved in the organization or operation of the Trust, shall not provide credit or credit enhancement to the Trust and shall be subject to Section 310(b) of the Trust Indenture Act.

     (b) In determining whether the Certificate Trustee has a conflicting interest with respect to any Series or Class of Certificates under Section 310(b) of the Trust Indenture Act and this Section, each other Series or Class of Certificates will be treated as having been issued under an indenture other than this Trust Agreement.

     (c) If at any time the Certificate Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, the Certificate Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

     Section 6.08.  Resignation and Removal; Appointment of Successor.  (a)  No
                    -------------------------------------------------
resignation or removal of the Certificate Trustee and no appointment of a successor Certificate Trustee pursuant to this Article shall become effective
(i) until the acceptance of appointment by the successor Certificate Trustee under Section 6.09 and (ii) other than in the case of paragraph (b) below, unless a successor Certificate Trustee has been appointed and has accepted such appointment and the Delaware Trustee, the Note Issuer and the Originator has received written confirmation from each of the Rating Agencies that no lowering or withdrawal of the then current Ratings of any Series or Class of Certificates will result from such appointment.

     (b) The Certificate Trustee may resign at any time in the case of a conflicting interest as determined in accordance with Section 6.07(b), with respect to one or more Series or Classes of Certificates, by giving written notice thereof to the Originator, the Authorized Agents, the Note Issuer and the Note Trustee. If an instrument of acceptance by a successor Certificate Trustee with respect to such Series or Class or Classes of Certificates shall not have been delivered to the Originator and the Certificate Trustee within 30 days after the giving of such notice of resignation the resigning Certificate
Trustee may petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee with respect to such Series or Class or Series or Classes of Certificates.

     (c) The Certificate Trustee may be removed at any time in the case of a conflicting interest as determined in accordance with Section 6.07(b), with respect to any Series or Class of Certificates, by Act of Certificateholders holding Certificates of such Series or Class representing not less than 51 percent of the Outstanding Amount of the Certificates of that Series or Class delivered to the Certificate Trustee and to the Originator, the Note Issuer and the Note Trustee.

     (d) Upon 30 days' written notice, the Certificate Trustee (i) may resign with respect to the Certificates as a whole by giving such written notice to the Originator, the Delaware Trustee, the Authorized Agents, the Note Issuer and the Note Trustee or (ii) may be removed with respect to the Certificates as a whole by Act of Certificateholders holding Certificates representing not less than a majority of the Outstanding Amount of Certificates of all the Series delivered to the Delaware Trustee, the Originator, the Note Issuer and the Note Trustee. If an instrument of acceptance by a successor Certificate Trustee with respect to the Certificates as a whole shall not have been delivered to the Originator, the Delaware Trustee, the Note Issuer and the Note Trustee within 90 days after the giving of such notice of resignation or Act by the Certificateholders as a whole for removal of the Certificate Trustee, the Delaware Trustee or the Originator may petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee with respect to the Certificates as a whole.

     (e)  If at any time:

          (i) the Certificate Trustee shall fail to comply with Section 310 of the Trust Indenture Act after written request therefor by the Originator or by any Holder of Certificates of any Series or Class affected thereby who has been a bona fide Holder of Certificates of such Series or Class for at least six months; or

          (ii) the Certificate Trustee shall cease to be eligible under Section
     6.07 and shall fail to resign after written request therefor by the Originator or by any Certificate holder; or

          (iii) the Certificate Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Certificate Trustee or of its property shall be appointed or any public officer shall take charge or control of the Certificate Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any case, (x) the Originator may remove the Certificate Trustee with respect to any Series or Class of Certificates affected thereby or (y) any Holder of Certificates of any Series or Class affected thereby who has been a bona fide Holder of Certificates of such Series or Class for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Certificate Trustee with respect to such Series or Class of Certificates and the appointment of a successor Certificate Trustee with respect to such Series or Class.

     (f) If a Responsible Officer of the Certificate Trustee shall have received written notice of an Avoidable Tax (as hereinafter defined) that has been or is likely to be asserted, the Certificate Trustee shall promptly notify the Originator and the Note Issuer thereof and shall, within 30 days of such notification, resign hereunder unless within such 30-day period the Certificate Trustee shall have received notice that either the Originator or the Note Issuer has agreed to pay such tax. In such event, the Originator (with the prior written approval of the Note Issuer) shall promptly appoint a successor Certificate Trustee in a jurisdiction where there are no Avoidable Taxes. As used herein, an "Avoidable Tax" means a state or local tax: (i) upon (w) the Trust, (x) the Trust Property, (y) the Certificateholders or (z) the Certificate Trustee for which the Certificate Trustee is entitled to seek reimbursement from the Trust Property, and (ii) that would be avoided if the Certificate Trustee were located in another state, or jurisdiction within a state, within the United States. A tax shall not be an Avoidable Tax if either the Originator or the
Note Issuer shall agree to pay, and shall pay, such tax.

     (g) With respect to any Series or Class of Certificates, if the Certificate Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Certificate Trustee for any cause, the Originator (with the prior written approval of the Note Issuer) shall promptly appoint a successor Certificate Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy with respect to any Series or Class of Certificates, a successor Certificate Trustee shall be appointed by Act of the Certificateholders holding Certificates of such Series or Class representing not less than a majority of the Outstanding Amount of the Certificates of such Series or Class delivered to the Originator, the Note Trustee and the retiring Certificate Trustee, the successor Certificate Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Certificate Trustee with respect to such Series or Class and supersede the successor Certificate Trustee appointed as provided above. If no successor Certificate Trustee shall have been so appointed as provided above and accepted appointment in the manner hereinafter provided, any Holder of Certificates of any affected Series or Class who has been a bona fide Holder of Certificates of such Series or Class for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Certificate Trustee with respect to the affected Series or Class of Certificates.

     (h) The successor Certificate Trustee shall give notice of the resignation and removal of the Certificate Trustee and appointment of the successor Certificate Trustee, in each case with respect to any Series or Class of Certificates, by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of the affected Series or Class as their names and addresses appear in the Register and to each Rating Agency. Each notice shall include the name of such successor Certificate Trustee and the address of the corporate trust office of such successor Certificate Trustee.

     (i) The Originator shall notify the Rating Agencies of any resignation and removal of the Certificate Trustee and appointment of a successor Certificate Trustee under this Section 6.08.

     Section 6.09.  Acceptance of Appointment by Successor.  Every successor
                    --------------------------------------
Certificate Trustee appointed hereunder shall execute, acknowledge and deliver to the Originator and to the retiring Certificate Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Certificate Trustee shall become effective and such successor Certificate Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Certificate Trustee with respect to any Series or Class of Certificates as to which the retiring Certificate Trustee is retiring; but, on request of the Originator or the successor Certificate Trustee, such retiring Certificate Trustee shall execute and deliver an instrument transferring to such successor Certificate Trustee all the rights, powers and trusts of the retiring Certificate Trustee with respect to such Series or Class of Certificates and shall duly assign, transfer and deliver to such successor Certificate Trustee all property and money held by such retiring Certificate Trustee hereunder with respect to such Series or Class of Certificates. Upon request of any such successor Certificate Trustee, the Originator, the retiring Certificate Trustee and such successor Certificate Trustee shall execute and deliver any and all instruments containing such provisions as shall be necessary or desirable to transfer and confirm to, and for more fully and certainly vesting in, such successor Certificate Trustee all such rights, powers and trusts. No Certificate Trustee hereunder shall be liable for the acts or omissions of any successor Certificate Trustee.

     No successor Certificate Trustee shall accept its appointment unless at the time of such acceptance such successor Certificate Trustee shall be qualified and eligible under this Article and any and all amounts due and payable to the predecessor trustee have been paid.

     Section 6.10. Merger, Conversion, Consolidation or Succession to Business.
                   -----------------------------------------------------------
Any corporation into which the Certificate Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Certificate Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Certificate Trustee, shall be the successor of the Certificate Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated, but not delivered, by the Certificate Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Certificate Trustee may adopt such authentication and deliver the Certificates so authenticated with the same effect as if such successor Certificate Trustee had itself authenticated such Certificates.

     Section 6.11.  Maintenance of Agencies.  (a)  There shall at all times be
                    -----------------------
maintained in the Borough of Manhattan, The City of New York, an office or agency where Certificates may be presented or surrendered for registration of transfer or for exchange, and for payment thereof and where notices and demands to or upon the Certificate Trustee on behalf of the Trust in respect of the Certificates or of this Trust Agreement may be served. At no time shall there be any other such office or agency outside the United States. Such office or agency shall be initially at ____________________. Written notice of any change of location thereof shall be given by the Certificate Trustee on behalf of the Trust to the Originator, the Note Trustee, the Note Issuer, the Certificateholders and the Rating Agencies. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Certificate Trustee.

     (b) There shall at all times be a Registrar, an Authentication Agent and a Paying Agent hereunder. Each such Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state, with a combined capital and surplus of at least $50,000,000, shall have a long-term debt rating of A or better by Moody's and Standard & Poor's and shall be authorized under such laws to exercise corporate trust powers, subject to supervision by federal or state authorities. The Certificate Trustee shall initially be the Paying Agent, Authentication Agent, and, as provided in Section 3.04, Registrar hereunder. Each Registrar, if other than the Certificate Trustee, shall furnish to the Certificate Trustee, at stated intervals of not more than six months, and at such other times as the Certificate Trustee may request in writing, a copy of the Register.

     (c) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidated or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

     (d) Any Authorized Agent may at any time resign by giving written notice of resignation to the Certificate Trustee, the Originator and the Note Trustee.
The Originator (with the prior written approval of the Note Issuer) may, and at the request of the Certificate Trustee shall, at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent, the Note Trustee and to the Certificate Trustee. Upon the resignation or termination of an Authorized Agent or in case at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Certificate Trustee), the Originator (with the prior written approval of the Note Issuer) shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Certificate Trustee, to perform the functions of the Authorized Agent that has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Originator shall give written notice of any such appointment made by it to the Certificate Trustee and the Note Trustee; and in each case the Certificate Trustee shall mail notice of such appointment to all Certificateholders as their names and addresses appear on the Register.

     (e) Pursuant to the Fee and Indemnity Agreement, the Note Issuer has agreed to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses, and no Authorized Agent shall have any recourse against the Originator or the Trust Property for payment of such amounts.

     Section 6.12.  Money for Certificate Payments To Be Held in Trust.  All
                    --------------------------------------------------
moneys deposited with any Paying Agent for the purpose of any payment on Certificates shall be deposited and held in trust for the benefit of the Certificateholders entitled to such payment, subject to the provisions of this Section. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Certificateholders with respect to which such money was deposited.

     The Certificate Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Trust Agreement or for any other purpose, direct any Paying Agent to pay to the Certificate Trustee all sums held in trust by such Paying Agent, such sums to be held by the Certificate Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Certificate Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Section 6.13.  Registration of Notes in Certificate Trustee's Name.  The
                    ---------------------------------------------------
Certificate Trustee agrees that all Notes and Eligible Investments, if any, shall be issued in the name of the Certificate Trustee or its nominee, on behalf of the Trust, and held by the Certificate Trustee, or, if not so held, the Certificate Trustee or its nominee, on behalf of the Trust, shall be reflected as the owner of such Notes or Eligible Investments, as the case may be, in the register of the issuer of such Notes or Eligible Investments. In no event shall the Certificate Trustee invest in, or hold, Notes or Eligible Investments in a manner that would cause the Certificate Trustee not to have the ownership interest in such Notes or Eligible Investments under the applicable provisions of the Uniform Commercial Code in effect where the Certificate Trustee holds such Notes or Eligible Investments or other applicable law then in effect.

     Section 6.14.  Representations and Warranties of Certificate Trustee.  The
                    -----------------------------------------------------
Certificate Trustee hereby represents and warrants that:

            (a) the Certificate Trustee is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York;

            (b) the Certificate Trustee has full power, authority and legal right to execute, deliver and perform this Trust Agreement and the Basic Documents to which the Certificate Trustee is a party and has taken all necessary action to authorize the execution, delivery, and performance by it of this Trust Agreement and such Basic Documents; and

            (c) when delivered by the Certificate Trustee, the Certificates of any Series or Class will have been duly executed by the Certificate Trustee on behalf of the Trust and duly authenticated by the Certificate Trustee.

     Section 6.15.  Withholding Taxes; Information Reporting.  The Certificate
                    ----------------------------------------
Trustee, as trustee of a grantor trust, shall exclude and withhold from each distribution of principal and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Certificate Trustee agrees that it will act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Certificateholders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Certificateholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Certificateholders may reasonably request from time to time. The Certificate Trustee agrees to file any other information reports as it may be required to file with respect to taxes. For purposes of reporting on Internal Revenue Service Form 1041 (and any statement attached thereto) or any successor form thereto, the Certificate Trustee will separately set forth information reported with respect to each Series or Class of Certificates.


                                  ARTICLE VII

                             THE DELAWARE TRUSTEE

     Section 7.01.  Appointment.  For valuable consideration received, it is
                    -----------
mutually covenanted and agreed in accordance with the terms of Section 2.01 of this Trust Agreement that the Delaware Trustee has been and by this document is, appointed to serve as the trustee of the Trust in the State of Delaware pursuant to Section 3807 of the Business Trust Statute.

     Section 7.02.  Duties and Responsibilities.  It is understood and agreed
                    ---------------------------
that the duties and responsibilities of the Delaware Trustee shall be limited to
(a) accepting legal process served on the Trust in the State of Delaware and (b) the execution and delivery of all certificates required to be filed with the Secretary of State in order to form and maintain the existence of the Trust under the Business Trust Statute.

     Section 7.03.  Acceptance of the Trusts.  By the execution hereof, the
                    ------------------------
Delaware Trustee accepts the trusts created hereinabove and in Section 2.01. Except as otherwise expressly required by Section 7.02, the Delaware Trustee shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Certificateholders.

     Section 7.04.  Limitation of Liability.  The Delaware Trustee shall not be
                    -----------------------
liable for the acts or omissions of the Certificate Trustee, nor shall the Delaware Trustee be liable for supervising or monitoring the performance of the duties and obligations of the Certificate Trustee or the Trust under this Trust Agreement or any related document. The Delaware Trustee shall not be personally liable under any circumstances, except for its own willful misconduct or gross negligence. In particular, but not by way of limitation:

          (a) the Delaware Trustee shall not be personally liable for any error of judgment made in good faith by a Responsible Officer of the Delaware Trustee;

          (b) no provision of this Trust Agreement shall require the Delaware Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of its rights or powers hereunder, if the Delaware Trustee shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured or provided to it;

          (c) it is expressly understood and agreed by the parties hereto that
     (i) this Trust Agreement is executed and delivered by Bankers Trust (Delaware), not individually or personally but solely as Delaware Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) the representations, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations undertakings and agreements by Bankers Trust (Delaware), but are made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Bankers Trust (Delaware), individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties who are signatories to this Trust Agreement and by any Person claiming by, through or under such parties and (iv) under no circumstances shall Bankers Trust (Delaware), be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Trust Agreement;

          (d) the Delaware Trustee shall not be personally responsible for or in respect of the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Originator or the Certificate Trustee;

          (e) the Delaware Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Delaware Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect;

          (f) in the exercise or administration of the trusts hereunder, the Delaware Trustee (i) may act directly or through agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Delaware Trustee shall not be liable for the default or misconduct or supervision of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Delaware Trustee in good faith and (ii) may consult with counsel, accountants and other skilled persons to be selected in good faith and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons; and

          (g) except as expressly provided in this Section 7.04, in accepting and performing the trusts hereby created the Delaware Trustee acts solely as trustee for the Trust and not in its individual capacity, and all persons having any claim against the Delaware Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

     Section 7.05.  Other Protections.  The Delaware Trustee shall be entitled
                    -----------------
to all of the other benefits and protections provided to the Certificate Trustee in this Trust Agreement.

     Section 7.06.  Compensation and Reimbursement; Indemnification.  Pursuant
                    -----------------------------------------------
to the Fee and Indemnity Agreement, the Note Issuer has agreed to pay, or cause to be paid, to the Delaware Trustee from time to time compensation for its services and to reimburse it for its reasonable expenses.

     The Originator, but solely from amounts payable under the Fee and Indemnity Agreement, shall indemnify, defend and hold harmless the Delaware Trustee and any of the affiliates, officers, directors, employees and agents of the Delaware Trustee (the "Delaware Trustee Indemnified Persons") from and against any and all losses, claims, taxes, damages, expenses and liabilities (including liabilities under state or federal securities laws) of any kind and nature whatsoever (collectively, "Delaware Trustee Expenses"), to the extent that such Delaware Trustee Expenses arise out of or are imposed upon or asserted against such Delaware Trustee Indemnified Persons with respect to the creation, operation or termination of the Trust, the execution, delivery or performance of this Trust Agreement or the transactions contemplated hereby; provided, however,
                                                              ------------------
that the Originator shall not be required to indemnify any Delaware Trustee Indemnified Person for any Delaware Trustee Expenses that result from the willful misconduct or gross negligence of such Delaware Trustee Indemnified Person. The obligations of the Originator to indemnify the Delaware Trustee Indemnified Persons in the Trust Agreement shall survive the termination of this Trust Agreement and the resignation or removal of the Delaware Trustee Indemnified Persons.

     Notwithstanding anything to the contrary in this Agreement, the Delaware Trustee shall have no recourse against the Originator or the Trust Property for payment of any amounts required to be paid to the Delaware Trustee under this
Section 7.06.

     Section 7.07.  Resignation.  The Delaware Trustee may resign upon 30 days'
                    -----------
prior written notice to the Certificate Trustee, the Originator and the Note Issuer; provided, however, that a successor Delaware Trustee satisfactory to the
        ------------------
Certificate Trustee shall have been appointed and agreed to serve. If a successor Delaware Trustee shall not have been appointed within such 30-day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee. Any successor Delaware Trustee must satisfy the requirement of Section 3807(a) of the Business Trust Statute.

                                  ARTICLE VIII

                         SUPPLEMENTAL TRUST AGREEMENTS

     Section 8.01.  Supplemental Trust Agreements Without Consent of
                    ------------------------------------------------
Certificateholders.  Without the consent of Certificateholders, the Originator
------------------
(with the prior written approval of the Note Issuer) may, and the Certificate Trustee and the Delaware Trustee (subject to Section 8.03) shall, at any time and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Certificate Trustee and the Delaware Trustee, for any of the following purposes:

          (a) to add to the covenants of the Originator for the benefit of the Certificate holders, or to surrender any right or power herein conferred upon the Originator;

          (b) to correct or supplement any provision herein or in any supplemental agreement that may be defective or inconsistent with any other provision herein or in any supplemental agreement or to make any other provisions with respect to matters or questions arising under this Trust Agreement; provided that any such action shall not adversely affect
                      --------
     in any material respect the interests of the Certificateholders;

          (c) to cure any ambiguity or correct any mistake;

          (d) to qualify, if necessary, this Trust Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Trust Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted; or

          (e) to provide for the issuance of the Certificates of any Class or Series, or to provide for the execution and delivery of any Swap in connection with such an issuance.

     Section 8.02.  Supplemental Trust Agreements with Consent of
                    ---------------------------------------------
Certificateholders.  With the consent of the Certificateholders holding
------------------
Certificates representing not less than a majority of the aggregate Outstanding Amount of Certificates of each Series or Class affected thereby, by Act of said Certificateholders delivered to the Originator, the Note Trustee, the Delaware Trustee and the Certificate Trustee, the Originator (with the prior written approval of the Note Issuer) may, and the Certificate Trustee and the Delaware Trustee (subject to Section 8.03) shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Trust Agreement or of modifying in any manner the rights and obligations of the Holders of Certificates of each such Series or Class under this Trust Agreement; provided,
                                                                      ---------
however, that no such supplemental
--------
agreement shall, without the consent of the Certificateholder of each Outstanding Certificate affected thereby:

          (a) reduce in any manner the amount of, or delay the timing of, any receipt by the Certificate Trustee of payments on the Notes or distributions that are required to be made herein on any Certificate, or change any date of payment on any Certificate, or change the place of payment where, or the coin or currency in which, any Certificate is payable, or impair the right to institute suit for the enforcement of any such payment or distribution on or after the Distribution Date, Special Distribution Date or other date specified herein applicable thereto;

          (b) permit the disposition of any Note in the Trust Property except as permitted by this Trust Agreement, or otherwise deprive any Holder of Certificates of any Series or Class of the benefit of the ownership of the Notes of the corresponding Series or Class in the Trust;

          (c) reduce the percentage of the aggregate Outstanding Amount of the Certificates of any Series or Class that is required for any such supplemental agreement, or reduce such percentage required for any waiver (of compliance with certain provisions of this Trust Agreement or certain defaults hereunder and their consequences) provided for in this Trust Agreement;

          (d) modify any of the provisions of this Section, except to increase any percentage set forth herein or to provide that certain other provisions of this Trust Agreement cannot be modified or waived without the consent of the Holder of each Certificate affected thereby; or

          (e) adversely affect the status of the Trust as a grantor trust for federal income tax purposes.

     It shall not be necessary for any Act of Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof. The Certificate Trustee shall give each Rating Agency five days prior written notice of any such proposed supplemental agreement. Promptly after the execution by the Originator, the Delaware Trustee and the Certificate Trustee of any supplemental agreement pursuant to this Section, the Certificate Trustee shall mail to the Holders of the Certificates to which such agreement relates a notice setting forth in general terms the substance of such agreement. Any failure of the Certificate Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such agreement.

     Section 8.03.  Documents Affecting Immunity or Indemnity.  If in the
                    -----------------------------------------
opinion of the Certificate Trustee or the Delaware Trustee any document required to be executed by it pursuant to the terms of Section 8.01 or 8.02 affects any interest, right, duty, immunity or indemnity in favor of such entity under this Trust Agreement, the Certificate Trustee or the Delaware Trustee may in its discretion decline to execute such document.

     Section 8.04.  Execution of Supplemental Trust Agreements.  In executing,
                    ------------------------------------------
or accepting the additional trusts created by, any supplemental agreement permitted by this Article or the modifications thereby of the trusts created by this Trust Agreement, the Certificate Trustee and the Delaware Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Trust Agreement.

     Section 8.05.  Effect of Supplemental Trust Agreements.  Upon the execution
                    ---------------------------------------
of any supplemental agreement under this Article, this Trust Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Trust Agreement for all purposes; and every Holder of any Certificate theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

     Section 8.06.  Conformity with Trust Indenture Act.  Every supplemental
                    -----------------------------------
agreement executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

     Section 8.07.  Reference in Certificates to Supplemental Trust Agreements.
                    ----------------------------------------------------------
Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in form approved by the Certificate Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon Outstanding Certificates after proper presentation and demand.


                                   ARTICLE IX

              AMENDMENTS AND SUPPLEMENTS TO NOTES, NOTE INDENTURE
                           AND OTHER BASIC DOCUMENTS

     Section 9.01.  Amendments and Supplements to Notes, Note Indenture and
                    -------------------------------------------------------
Other Basic Documents.  In the event that the Certificate Trustee, as holder of
---------------------
the Notes of any Series or Class in trust for the benefit of the Holders of Certificates of the corresponding Series or Class, receives a request for a consent to any amendment, modification, waiver or supplement under such Notes, the Note Indenture or any other Basic Document to which the Certificate Trustee is a party, the Certificate Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement, to each Holder of Certificates of such Series or Class registered on the Register as of such date. The Certificate Trustee shall request from such Certificateholders directions as to (a) whether or not the Certificate Trustee should take or refrain from taking any action that a holder of such Note has the option to direct, (b) whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of such Note and (c) how to vote such Note if a vote has been called for with respect thereto; provided however, in the case of any
                                      -------- -------
change to the terms of, or modification to, the Notes, the Certificateholders may not direct any such action to be taken or direct whether or not to give or execute any such waiver, consent, amendment, modification or supplement that is not pursuant to the original terms of the Notes, unless the Certificate Trustee obtains an opinion at the expense of the Trust of independent tax counsel to the effect that after any such action, waiver, consent, amendment, modification or supplement the Trust will continue to be treated as a "grantor trust" for federal income tax purposes. Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of the Notes, the Certificate Trustee shall vote or consent with respect to such Notes in the same proportion as the Certificates of the corresponding Series or Class were actually voted by Acts of the Holders thereof delivered to the Certificate Trustee prior to two Certificate Business Days before the Certificate Trustee takes such action or casts such vote or gives such consent.


                                   ARTICLE X

                              TERMINATION OF TRUST

     Section 10.01.  Termination of the Trust.  The respective obligations and
                     ------------------------
responsibilities of the Originator, the Certificate Trustee, the Delaware Trustee and the Trust created hereby shall terminate with respect to any Series or Class of Certificates upon the distribution to all Holders of Certificates of such Series or Class and the Certificate Trustee of all amounts required to be distributed to them pursuant to this Trust Agreement and the disposition of all property held as part of the Trust Property with respect to such Series or Class. Upon the termination of all Series of Certificates and the election of the Originator, the Trust shall dissolve. The Originator shall pay or provide for the payment of all remaining liabilities of the Trust, the Certificate Trustee and the Delaware Trustee, but solely from amounts payable under the Fee and Indemnity Agreement, and thereupon the Delaware Trustee shall file, from amounts payable under the Fee and Indemnity Agreement, a certificate of cancellation under the Business Trust Statute and the Trust shall terminate.

     Notice of any termination, specifying the Distribution Date or Special Distribution Date, as the case may be, upon which the Holders of Certificates of any Series or Class may surrender their Certificates to the Certificate Trustee for payment of the final distribution and cancellation, shall be mailed promptly by the Certificate Trustee to Holders of Certificates of such Series or Class not earlier than the 60th day and not later than the 20th day next preceding such final distribution specifying (a) the Distribution Date or Special Distribution Date, as the case may be, upon which the proposed final payment of the Certificates of such Series or Class will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Trustee therein specified, (b) the amount of any such proposed final payment and
(c) that the Record Date otherwise applicable to such Distribution Date or the Special Record Date otherwise applicable to such Special Distribution Date, as the case may be, is not applicable, payments being made only upon presentation and surrender of the Certificates of such Series or Class at the office or agency of the Certificate Trustee therein specified. The Certificate Trustee shall give such notice to the Registrar at the time such notice is given to Holders of Certificates of such Series or Class. Upon presentation and surrender of such Certificates, the Certificate Trustee shall cause to be distributed to the Holders thereof amounts distributable thereon on such Distribution Date or Special Distribution Date, as the case may be, pursuant to
Section 4.02.

     In the event that all of the Holders of Certificates of such Series or Class shall not surrender their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Certificate Trustee shall give a second written notice to the remaining Holders of such Certificates to surrender their Certificates for cancellation and receive the final distribution with respect thereto. In the event that any money held by the Certificate Trustee for the payment of distributions on the Certificates of any Series or Class shall remain unclaimed for two years (or such lesser time as the Certificate Trustee shall be satisfied, after 60 days' notice from the Originator (with the prior written approval of the Note Issuer), is one month prior to the escheat period provided under applicable law) after the final distribution date with respect thereto, the Certificate Trustee shall pay such money to the Note Trustee for deposit into the collection account relating to the related Notes or, if such collection account no longer exists, to the Note Issuer and the Certificate Trustee or Note Issuer shall give written notice thereof to the Note Trustee, the Note Issuer and the Originator.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01.  Pledge of State of California; Certificates and Notes Not
                     ---------------------------------------------------------
Obligation of State of California, Originator, or Seller.  (a) The Originator
--------------------------------------------------------
hereby finds and determines, and hereby represents and warrants, that the Trust constitutes a "special purpose trust" under Section 63010 of the California Government Code and a "financing entity" under Section 840 of the PU Code, and that the Certificates constitute "rate reduction bonds" under Section 840 of the PU Code and that the Holders of the Certificates are entitled to the rights and benefits thereunder. Pursuant to Section 841(c) of the PU Code, the Originator, on behalf of the State of California, does hereby pledge and agree with the Note Issuer, the Trust and the Holders of the Certificates that the State of California shall neither limit nor alter the FTA Charges, the Transition Property, or the Financing Order or Advice Letters relating thereto, and all rights thereunder, until the Certificates, together with the interest thereon, are fully met and discharged, provided nothing contained in this Section shall preclude such limitation or alteration if and when adequate provision shall be made by law for the protection of the Note Issuer, the Trustee and the Holders (the "State Pledge"). The Originator hereby further agrees to treat the Notes as debt of the Note Issuer secured by, among other things, the Transition Property and the equity of the Note Issuer for all purposes.

     (b) Each Certificate represents a fractional undivided beneficial interest in a corresponding Series or Class of Notes and the proceeds thereof, together with payments made on any related Swap. The Certificates do not represent an interest in or obligation of the State of California, the Originator, any other governmental agency or instrumentality or the Seller or any of its affiliates. None of the Certificates, the Notes or the underlying Transition Property will be guaranteed or insured by the State of California, the Originator, the Trust or any other governmental agency or instrumentality or by the Seller or its affiliates.

     Neither the full faith and credit nor the taxing power of the State of California, the Originator or any other governmental agency or instrumentality is pledged to the payment of the principal, purchase price of, or interest on, the Certificates or the Notes, or to the payments in respect of the Transition Property, nor is the State of California, the Originator or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     Section 11.02.  Limitation on Rights of Certificateholders.  The death or
                     ------------------------------------------
incapacity of any Certificateholder shall not operate to terminate this Trust Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them.

     Section 11.03.  No Petition.  Each of the Certificate Trustee and the
                     -----------
Delaware Trustee, by entering into this Trust Agreement, hereby covenants and agrees that it will not at any time institute against the Note Issuer or the Trust, or join in any institution against the Note Issuer or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Trust Agreement or any of the other Basic Documents.

     Section 11.04.  Certificates Nonassessable and Fully Paid.
                     -----------------------------------------
Certificateholders shall not be personally liable for obligations of the Trust, the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and Certificates upon authentication thereof by the Certificate Trustee pursuant to Section 3.02 are and shall be deemed fully paid and non-assessable. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Trust established hereunder, or the obligations of the parties hereto, nor shall anything set forth herein, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

     Section 11.05.  Notices.  (a)  Unless otherwise specifically provided
                     -------
herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, tele message, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid; provided, however, that such notices, directions, consents and waivers to the
------------------
Delaware Trustee
and/or the Certificate Trustee shall be given by United States first-class mail, facsimile or overnight mail,

     if to the Originator, to:

          California Infrastructure and Economic Development Bank
          c/o California Trade and Commerce Agency
          801 K Street, Suite 1700
          Sacramento, California 95814
          Attention:  Executive Director
          Facsimile:  916-323-2887
          Telephone:  916-324-9775

     if to the Delaware Trustee, to:

          Bankers Trust (Delaware)
          E.A. Delle Donne Corporate Center
          Montgomery Building
          1011 Centre Road, Suite 200
          Wilmington, Delaware 19805-1266
          Attention:  President
          Facsimile:  (302) 636-3222
          Telephone:  (302) 636-3305
           (with a copy to the Certificate Trustee)

     if to the Certificate Trustee, to:

          Bankers Trust Company of California, N.A.
          c/o Bankers Trust Company
          Corporate Trust and Agency Services
          Four Albany Street
          New York, New York 10006
          Attention:  Structured Finance Group
          Facsimile:  (212) 250-0338
          Telephone:  (212) 250-8360

     if to the Note Issuer, to:

          PG&E Funding LLC
          Attention:
                      --------------------
          Facsimile:
                      --------------------
          Telephone:
                      --------------------
     if to the Note Trustee, to:

          Bankers Trust Company of California, N.A.
          c/o Bankers Trust Company
          Corporate Trust and Agency Services
          Four Albany Street
          New York, New York 10006
          Attention:  Structured Finance Group
          Facsimile:  (212) 250-0338
          Telephone:  (212) 250-8360

     if to the Rating Agencies, to:

          Standard & Poor's Ratings Services
          25 Broadway (15th Floor)
          New York, New York 10004
          Attention:  Asset-Backed Surveillance Department
          Facsimile:
                      --------------------
          Telephone:
                      --------------------

          Moody's Investors Service, Inc.
          99 Church Street
          New York, New York 10007
          Attention:  ABS Monitoring Department
          Facsimile:  212-553-0573
          Telephone:  212-553-3686,

          Fitch Investors Service, L.P.
          One State Street Plaza
          New York, New York  10004
          Attn:
                --------------------------
          Facsimile:
                      --------------------
          Telephone:                      , and
                      --------------------

          Duff & Phelps Credit Rating Co.
          17 State Street, 12th Floor
          New York, New York  10004
          Attn:
                --------------------------
          Facsimile:
                      --------------------
          Telephone:
                      --------------------

     (b) The Originator, the Delaware Trustee, the Certificate Trustee, the Note Issuer or the Note Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

     (c) Any notice or communication to Certificateholders shall be mailed by first-class mail to the addresses for each Certificateholder shown on the Register kept by the Registrar. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Certificateholders.

     (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

     (e) If the Originator mails a notice or communication to the Certificateholders, it shall mail a copy to the Certificate Trustee, to each Paying Agent and to the Note Issuer at the same time.

     (f) Notwithstanding the foregoing, all communications or notices to the Certificate Trustee shall be deemed to be given only when received by a Responsible Officer of the Certificate Trustee.

     Section 11.06.  Governing Law.  THIS TRUST AGREEMENT SHALL BE GOVERNED BY
                     -------------
AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAW OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW; PROVIDED, HOWEVER, THAT MATTERS
                                        --------  -------
REGARDING THE AUTHORITY OF THE ORIGINATOR AND THE VALIDITY OF ACTIONS TAKEN BY THE ORIGINATOR HEREUNDER AND OTHER MATTERS REFERENCED IN SECTION 11.01 ABOVE SHALL BE GOVERNED BY THE DOMESTIC LAW OF THE STATE OF CALIFORNIA.

     Section 11.07.  Severability of Provisions.  If any one or more of the
                     --------------------------
covenants, agreements, provisions or terms of this Trust Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Trust Agreement and shall in no way affect the validity or enforceability of the other provisions of this Trust Agreement or the Trust, or of the Certificates or the rights of the Certificateholders thereof.

     Section 11.08.  Conflict With Trust Indenture Act.  If any provision hereof
                     ---------------------------------
limits, qualifies or conflicts with another provision hereof that is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of Sections 310 through 317 of the Trust Indenture Act that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Trust Agreement) are a part of and govern this Trust Agreement, whether or not physically contained herein.

     Section 11.09.  Effect of Headings and Table of Contents.  The Article and
                     ----------------------------------------
Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.10.  Successors and Assigns; Delegation.  (a)  All covenants,
                     ----------------------------------
agreements, representations and warranties in this Trust Agreement by the Certificate Trustee, the Delaware Trustee and the Originator shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

     (b) No party to this Agreement shall assign or delegate this Agreement or all or any part of its rights or obligations hereunder to any Person without the prior written consent of the other parties.

     Section 11.11.  Benefits of Trust Agreement.  Nothing in this Trust
                     ---------------------------
Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Certificateholders and, to the extent provided herein, the Note Issuer, any benefit or any legal or equitable right, remedy or claim under this Trust Agreement.

     Section 11.12.  Legal Holidays.  In any case where any date for any
                     --------------
distribution in respect of any Certificate shall not be a Certificate Business Day, then (notwithstanding any other provision of this Trust Agreement) payment need not be made on such date, but may be made on the next succeeding Certificate Business Day with the same force and effect as if made on such first date, and no interest shall accrue during the intervening period.

     Section 11.13.  Counterparts.  For the purpose of facilitating the
                     ------------
execution of this Trust Agreement and for other purposes, this Trust Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.


                            [SIGNATURE PAGE FOLLOWS]

   IN WITNESS WHEREOF, the Originator, the Delaware Trustee and the Certificate Trustee have caused this Trust Agreement to be duly executed by duly authorized officers, all as of the day and year first above written.

                                   CALIFORNIA INFRASTRUCTURE AND
                                   ECONOMIC DEVELOPMENT BANK,
                                   as Originator




                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   BANKERS TRUST (DELAWARE),
                                   as Delaware Trustee



                                   By:
                                      --------------------------------
                                      Name:
                                      Title:


                                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as Certificate Trustee



                                   By:
                                      --------------------------------
                                      Name:
                                      Title:

                                   EXHIBIT A

                        FORM OF FIXED RATE CERTIFICATE

REGISTERED                                                            REGISTERED
NO. .                                                                         $.

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                         SPECIAL PURPOSE TRUST PG&E-1
                                    CLASS .
                          RATE REDUCTION CERTIFICATE



                  SCHEDULED
                    FINAL
 INTEREST        DISTRIBUTION        TERMINATION
   RATE              DATE               DATE            CUSIP
----------       ------------        -----------        -----



REGISTERED OWNER:   Cede & Co.

PRINCIPAL AMOUNT:


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Certificate evidences a fractional undivided beneficial interest in an underlying note of a corresponding class or series issued by PG&E Funding LLC and the proceeds thereof, held by a trust, as more fully described herein.

     The Certificates do not represent an interest in or obligation of the State of California, the California Infrastructure and Economic Development Bank (the "Originator"), a public body established within the state government of the State of California, any other governmental agency or instrumentality or the Seller or any of its affiliates. None of the Certificates, the Underlying

Note or the underlying Transition Property (as defined in the Trust Agreement) will be guaranteed or insured by the State of California, the Originator, the Trust or any other governmental agency or instrumentality or by the Seller or its affiliates.

     Neither the full faith and credit nor the taxing power of the State of California, the Originator or any other governmental agency or instrumentality is pledged to the payment of the principal of, premium, if any, purchase price of, or interest on, this Certificate or the Underlying Note, or to the payments in respect of the Transition Property, nor is the State of California, the Originator or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in certain property held by the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust"). The Trust is created pursuant to, and this Certificate is issued under and is subject to the terms, provisions, and conditions of, an Amended and Restated Declaration and Agreement of Trust, as supplemented by a First Supplemental Agreement of Trust, each dated as of __________ 1, 1997 (collectively, the "Trust Agreement"), by and among Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), Bankers Trust Company of California, N.A., as Certificate Trustee (the "Certificate Trustee") and the Originator, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized class of Certificates designated as "California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Class . Rate Rate Reduction Certificates" (herein called the "Class . Certificates"). The Class . Certificates are one of a series of classes of Certificates issued under the Trust Agreement (such Class . Certificates, together with other Certificates heretofore or hereafter issued under the Trust Agreement being herein called the "Certificates"). The holder of this Certificate, by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Trust Agreement. This Class . Certificate represents a fractional undivided beneficial interest in the note of a related class (the "Underlying Note") issued by PG&E Funding LLC, as
Note Issuer, together with the proceeds of the Underlying Note. The Underlying
Note is one of a series of notes secured by a security interest in the property right created under the PU Code, pursuant to a Financing Order (Decision 97-09-
 .) issued by the CPUC on September 3, 1997, and Advice Letters issued pursuant thereto, representing the irrevocable right of Pacific Gas and Electric Company (the "Seller") or its assignee to receive certain nonbypassable charges, as adjusted from time to time, on residential and small commercial customers within the Seller's historic service territory, together with certain related collateral, all as more fully described in the Note Indenture.

     To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     As provided in the Trust Agreement, additional Certificates may be issued thereunder from time to time pursuant to trust supplements in one or more series or classes, in various principal amounts equal to the corresponding series or class of underlying notes, may bear interest at different rates and may otherwise vary as provided in the Trust Agreement. The aggregate principal amount of Certificates equals the aggregate amount of the corresponding series or class of underlying notes, and all Certificates issued and to be issued under the Trust Agreement are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Trust Agreement.

     Subject to and in accordance with the terms of the Trust Agreement, there will be distributed on each March 25, June 25, September 25 and December 26 or each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on ., 1998 and ending no later than the Termination Date (stated above) to the person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Holder's pro rata interest in the payments made on the Underlying Note due on such Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Trust Agreement, in the event that a Special Payment on the Underlying Note is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Payment Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Payment Date, as applicable, such Holder's pro rata share of such amount. The Special Payment Date will be determined as provided in the Trust Agreement. The Certificate Trustee will mail notice of each Special Payment and the related Special Payment Date to the Certificateholder of this Certificate as provided in the Trust Agreement.

     Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

     Subject to and in accordance with the terms of the Trust Agreement, the Originator has represented and warranted under the Trust Agreement that the Trust constitutes a "special purpose trust" under Section 63010 of the California Government Code and a "financing entity" under Section 840 of the PU Code, and that the Certificates constitute "rate reduction bonds" under Section 840 of the PU Code and that the Holders of the Certificates are entitled to the rights and benefits thereunder. Pursuant to Section 841(c) of the PU Code, the Originator, on behalf of the State of California, has additionally pledged and agreed with the Note Issuer, Trust and the Certificateholders that the State of California will neither limit nor alter the FTA Charges, the Transition Property, or the Financing Order or Advice Letters relating thereto, and all rights thereunder, until the Certificates, together with the interest thereon, are fully met and discharged, provided that nothing in the pledge and agreement will preclude such limitation or alteration if and when adequate provision is made by law for the protection of the Note Issuer, the Trust and the Holders.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Basic Document or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT MATTERS
                                         --------  -------
REGARDING THE AUTHORITY OF THE ORIGINATOR AND THE VALIDITY OF ACTIONS TAKEN BY THE ORIGINATOR SHALL BE GOVERNED BY THE DOMESTIC LAW OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the Certificate Trustee has on behalf of the Trust caused this Certificate to be duly executed.


                                        By:  BANKERS TRUST COMPANY OF
                                             CALIFORNIA, N.A., not in its
                                             individual capacity but solely as
                                             Certificate Trustee



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:

              CERTIFICATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  __________, 199_

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                     BANKERS TRUST COMPANY OF
                                     CALIFORNIA, N.A., not in its individual
                                     capacity but solely as Certificate Trustee



                                     By:
                                        ----------------------------------------
                                               Authorized Officer

                       [FORM OF REVERSE OF CERTIFICATE]

     The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Trust Agreement. All payments or distributions made to Certificateholders under the Trust Agreement shall be made only from the Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Trust Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Trust Agreement. This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any Holder upon request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Trust Agreement at any time by the Originator (with the prior written approval of the Note Issuer) and the Certificate Trustee with the consent of the Certificateholders holding Certificates evidencing fractional undivided beneficial interests aggregating not less than a majority in interest in each affected Series or Class of Certificates issued by the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of [$1,000] Original Principal Amount and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note, as requested by the Certificateholder surrendering the same.

     The Holder of this Certificate, by purchase of this Certificate, will be deemed to represent that such purchase will not result in a non-exempt prohibited transaction under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and, in each case, the rules and regulations thereunder.

     No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Certificate Trustee, the Registrar, and any agent of the Certificate Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate with respect to the Certificates upon the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust Property, except certain indemnity obligations of the Originator to the Certificate Trustee and the Delaware Trustee.

                                   EXHIBIT B


                       FORM OF CERTIFICATE OF AMENDMENT

                               STATE OF DELAWARE
                          CERTIFICATE OF AMENDMENT TO
                             CERTIFICATE OF TRUST


Pursuant to Title 12, Section 3810(b) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Amendment:

1.   Name of Business Trust:   California Infrastructure and Economic
                            ----------------------------------------------------
                               Development Bank Special Purpose Trust PG&E-1
     ---------------------------------------------------------------------------


2. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

     ___________________________________________________________________________

     ___________________________________________________________________________

     __________________________________________________________________________.
                           [set forth amendment(s)]


3.   This Certificate of Amendments shall be effective on______________________.



     IN WITNESS WHEREOF, the undersigned have executed this Certificate on the _________________ day of __________________, 19___.




                                            -----------------------------------
                                                           Trustee



                                            -----------------------------------
                                                          Execution

================================================================================


                     FIRST SUPPLEMENTAL AGREEMENT OF TRUST

                                  by and among


            California Infrastructure and Economic Development Bank,
                                 as Originator,

                           Bankers Trust (Delaware),
                              as Delaware Trustee,

                                      and

                   Bankers Trust Company of California , N.A.
                             as Certificate Trustee


                         Dated as of __________ 1, 1997



           (Supplemental to the Amended and Restated Declaration and Agreement of Trust dated as of __________ 1, 1997)


================================================================================

                               TABLE OF CONTENTS

                                                                            Page

                                  ARTICLE XII

                        INITIAL ISSUANCE OF CERTIFICATES

SECTION 12.01.  Definitions................................................    2
SECTION 12.02.  Authorization of Certificates, Classes A through [  ]......    2
SECTION 12.03.  Determination of Interest Rate on Floating Rate
                Certificates...............................................    3
SECTION 12.04.  Agent Bank.................................................    5
SECTION 12.05.  Provisions Relating to Class [  ] Swap Agreement...........    6
SECTION 12.06.  Terms of Floating Rate Certificates Subject to Trust
                Agreement..................................................    6
SECTION 12.07.  Execution in Counterparts..................................    7

EXHIBIT A - Form of Floating Rate Certificates.............................  A-1
EXHIBIT B - Form of Swap Agreement.........................................  B-1

                     First Supplemental Agreement of Trust
           (Supplemental to the Amended and Restated Declaration and
               Agreement of Trust dated as of __________ 1, 1997)
                          Authorizing the Issuance of
                      $[  ] Aggregate Principal Amount of
             Rate Reduction Certificates, Classes [A] through [  ]

                            ------------------------

     This First Supplemental Agreement of Trust, dated as of __________ 1, 1997 (the "First Supplemental Trust Agreement"), by and among Bankers Trust (Delaware), as Delaware Trustee, Bankers Trust Company of California, N.A., as Certificate Trustee, and the California Infrastructure and Economic Development Bank, as Originator;


                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, the Delaware Trustee and the Originator entered into a Declaration and Agreement of Trust, dated as of __________ 1, 1997 (the "Declaration and Agreement of Trust"), creating the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1, a not-for-profit business trust organized under the laws of the State of Delaware (the "Trust"); and

     WHEREAS, pursuant to Section 1(c) of the Declaration and Agreement of Trust, the Delaware Trustee, the Originator and the Certificate Trustee entered into an Amended and Restated Declaration and Agreement of Trust, dated as of __________ 1, 1997 (the "Trust Agreement") in order to provide for the operation of the Trust and the issuance of rate reduction certificates (the "Certificates"); and

     WHEREAS, pursuant to Section 8.01 of the Trust Agreement, the Originator may, and the Certificate Trustee and the Delaware Trustee shall, at any time and from time to time enter into one or more agreements supplemental to the Trust Agreement to provide for the issuance of the Certificates of any Class or Series, or to provide for the execution and delivery of any Swap in connection with such an issuance; and

     WHEREAS, in order to finance the purchase of the Notes, consisting of Classes [A] through [ ] from the Note Issuer, the Trust shall issue, pursuant to this First Supplemental Trust Agreement, Rate Reduction Certificates consisting of Classes [A] through [ ]; and

     WHEREAS, the Originator desires to establish the terms and conditions for the issuance of such Certificates; and

     WHEREAS, interest payable with respect to the Class [ ] Certificates will be calculated at a variable rate, as described herein, and the Trust will execute and deliver an interest rate exchange agreement in connection with the delivery of such Certificates, all as authorized herein;

     NOW THEREFORE, in consideration of the mutual agreements contained herein and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE XII

                        INITIAL ISSUANCE OF CERTIFICATES

     SECTION 12.01.  Definitions.  The terms defined in this Section shall, for
                     -----------
all purposes of this First Supplemental Trust Agreement and of any certificate, opinion or other document herein mentioned, have the meanings herein specified, to be equally applicable to both the singular and plural forms of any of the terms herein defined. Terms defined in Section 1.01 of the Trust Agreement not otherwise defined herein shall have the meanings specified therein.

     "Agent Bank" means Bankers Trust Company or any successor person meeting the requirements of Section 12.04 hereof.

     "Class [ ] Swap" means the Swap Agreement, substantially in the form of Exhibit B hereto, by and between the Class [ ] Swap Counterparty and the Trust, to be executed in connection with the issuance of the Class [ ] Certificates, together with any supplements or amendments thereto, or any replacement Swap Agreement entered into in the event of a Downgrade Event.

     "Class [ ] Swap Counterparty" means CDC Financial Products Inc., or any successor to such party or any replacement counterparty under the Class [ ] Swap.

     "Downgrade Event" shall have the meaning assigned under the Class [  ]
Swap.

     "First Supplement" means this First Supplemental Agreement of Trust dated as of __________ 1, 1997.

     "Floating Rate Certificate" shall have the meaning assigned in Section
12.02 hereof.

     "Interest Accrual Period" shall have the meaning assigned in Section 12.03 hereof.

     "Interest Determination Date" shall have the meaning assigned in Section
12.03 hereof.

     "Interest Rate" shall have the meaning assigned in Section 12.03 hereof.

     "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

     SECTION 12.02.  Authorization of Certificates, Classes A through [  ].  The
                     -----------------------------------------------------
issuance by the Trust of the Certificates consisting of the Class [ ] Certificates[,] [and] Class [ ] Certificates [identify each Class] is hereby authorized, each such Class to be in an aggregate amount equal to the corresponding Class of Notes as set forth in the Note Purchase Agreement. Each such Class of Certificates other than the Class [ ] Certificates shall be denominated as "California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Class [ ] Fixed Rate Rate Reduction Certificates" (the "Fixed Rate Certificates") and shall be substantially in the form as provided in Section 3.01 and Exhibit A to the Trust Agreement. The Class [ ] Certificates shall be denominated as "California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Class [ ] Floating Rate Rate Reduction Certificates" (the "Floating Rate Certificates") and shall be substantially in the form of Exhibit A to this First Supplement.

     For each Class of Certificates authorized to be issued hereby, there is hereby created, pursuant to Section 4.01 of the Trust Agreement, an individual account denominated as "Class [ ] Certificate Account" (each, a "Certificate Account"). Deposits into and distributions from each Certificate Account shall be made as provided in Article IV of the Trust Agreement.

     Set forth below for each class of Certificates are the Scheduled Final Distribution Date and the Termination Date as well as the Interest Rate payable with respect to each such Class of Certificates:

            Scheduled Final                          Interest
 Class     Distribution Date     Termination Date      Rate
 -----     -----------------     ----------------    ----------
           _________, 200_       _________, 200_     ___.___%
           _________, 200_       _________, 200_     ___.___%
           _________, 200_       _________, 200_     ___.___%
           _________, 200_       _________, 200_     ___.___%
           _________, 200_       _________, 200_     ___(1)___

-------------------
(1)  Interest Rate determined in accordance with Section 12.03 hereof.

     SECTION 12.03.  Determination of Interest Rate on Floating Rate
                     -----------------------------------------------
Certificates.  (A) The initial Interest Rate on the Floating Rate Certificates
------------
for the initial Interest Accrual Period ending [__________, _____] will be [ ]%. Following such initial Interest Accrual Period the Interest Rates applicable from time to time to the Floating Rate Certificates shall be determined by Agent Bank in accordance with the following provisions:

          (i) Calculation of LIBOR. On the second London Banking Day immediately preceding the first day of each Interest Accrual Period (as defined below) and on the Closing Date with respect to the first Interest Accrual Period (each such day, an "Interest Determination Date"), the Agent Bank shall determine "LIBOR" based on the offered rate for deposits in U.S. dollars for a period of three months commencing on the first day of such Interest Accrual Period that currently appears on display page 3750 of the Dow Jones Telerate Service for the purpose of displaying the London interbank offered rate of major banks for U.S. Dollars as of 11:00 a.m., London time, on such Interest Determination Date (such display page being the "Telerate Page"). Notwithstanding the foregoing, if no offered rate appears, LIBOR for such Interest Accrual Period shall be determined as if the parties had specified the rate described in clause (ii) below. The Interest Rate applicable to the Class [ ] Certificates for the Interest Accrual Period relating to an Interest Determination Date shall be the sum of LIBOR as determined by the Agent Bank on the most recent Interest Determination Date plus [ ]%.

          (ii) Alternate Interest Rate Calculation. With respect to an Interest Determination Date on which no offered rate appears on the Telerate Page, the Agent Bank shall request the principal London office of each of four major banks in the London interbank market, selected by the Agent Bank, to provide the Agent Bank with its offered quotation for deposits in U.S. Dollars for a period of three months, commencing on the second London Banking Day immediately following such Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount not less than $1 million that is representative for a single transaction in U.S. dollars in such market at such time. If at least two such quotations are provided, LIBOR for the relevant Interest Accrual Period shall be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such Interest Accrual Period shall be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in The City of New York, on such Interest Determination Date by three major banks in The City of New York selected by the Agent Bank for loans in U.S. Dollars to leading European banks, for the period of three months, commencing on the second London Banking Day immediately following such Interest Determination Date and in a principal amount not less than $1 million that is representative for a single transaction in U.S. dollars in such market at such time; provided, however, that if any of the banks so selected by the Agent Bank are not quoting as mentioned in this sentence, the Interest Rate in effect for such Interest Accrual Period shall be the Interest Rate in effect on such Interest Determination Date.

          (iii) No Maximum or Minimum Interest Rate. There shall be no maximum or minimum Interest Rate.

Notwithstanding the foregoing, in the event that the Class [ ] Swap Agreement has been terminated, the Interest Rate with respect to the Floating Rate Certificates shall be [ ]% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months), effective as of the first day of the Interest Accrual Period in which the termination of the Class [ ] Swap Agreement occurs or, in the case of a termination resulting from a failure of a Class [ ] Swap Counterparty to make a payment due under the Class [ ] Swap, effective as of the first day of the Interest Accrual Period preceding such termination. In such event, the obligations of the Agent Bank shall cease and terminate.

     (B) Calculation of Quarterly Interest. The Agent Bank shall, as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date, determine the Interest Rate applicable to, and calculate the amount of interest payable on, each of the Floating Rate Certificates for the relevant Interest Accrual Period. Interest payments shall be made in an amount equal to the product of (a) (1) the actual number of days in the related Interest Accrual Period (as defined herein) divided by 360, multiplied by (2) the applicable Certificate

Interest Rate and (b) the outstanding principal amount of the Certificates as of the close of Business Day on the preceding Distribution Date after giving effect to all payments of principal made to the Class [ ] Certificateholders on such preceding Distribution Date (or, in the case of the first Distribution Date, as of the Closing Date) (such amount, the "Quarterly Interest" with respect to such Class). The "Interest Accrual Period" with respect to any Distribution Date shall be the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and excluding such Distribution Date.

     (C) Notice of Interest Rate and Interest Payments. The Agent Bank shall notify the Originator, the Certificate Trustee and any Paying Agents of the Interest Rate and the Quarterly Interest due on the Floating Rate Certificates for each Interest Accrual Period and the relevant Distribution Date as soon as possible after their determination but in no event later than the first Business Day of any Interest Accrual Period.

     (D) Determination or Calculation by Certificate Trustee. If the Agent Bank fails to determine an Interest Rate or calculate Quarterly Interest in accordance with paragraph (B) above at any time or for any reason, the Certificate Trustee as soon as reasonably practical shall determine the Interest Rate and calculate the Quarterly Interest in accordance with paragraph (B) above, and each such determination or calculation shall be deemed to have been made by the Agent Bank. The determination by the Agent Bank or the Certificate Trustee (as the case may be) of the Interest Rate and calculation thereby of any Quarterly Interest shall, in the absence of manifest error, be final and binding on all parties.

     (E) Distributions. Distributions of principal and interest with respect to the Floating Rate Certificates shall be made as provided in Article IV of the Trust Agreement.

     SECTION 12.04.  Agent Bank.  The Originator agrees that, so long as any of
                     ----------
the Floating Rate Certificates remain outstanding, there shall at all times be an Agent Bank which shall calculate the Interest Rate on the Floating Rate Certificates in accordance with Section 12.03 hereof. The initial Agent Bank shall be Bankers Trust Company. The Originator, upon written notice to the Agent Bank and the Certificate Trustee, may terminate the appointment of the Agent Bank for any reason. Notice of any such termination shall be given by the Certificate Trustee to Certificateholders within ten days of receipt of notice of such termination. If (a) any person is unable or unwilling to continue to act as the Agent Bank, (b) the appointment of the Agent Bank is terminated or
(c) the Agent Bank fails duly to determine the Interest Rate and/or the Quarterly Interest for any Interest Accrual Period, then the Originator shall appoint a successor Agent Bank to act as such in its place and give notice of such appointment to the Certificate Trustee; provided, however, that neither the resignation nor the removal of the Agent Bank shall take effect until a successor Agent Bank has been appointed. Notice of any appointment of a successor Agent Bank shall be given by the Certificate Trustee to the Certificateholders within ten days of such appointment.

     Any successor Agent Bank shall be a banking institution organized under the laws of any state or of the United States with capital and surplus of at least $50 million and an active dealer in LIBOR-based securities.

     SECTION 12.05.  Provisions Relating to Class [  ] Swap Agreement.  The
                     ------------------------------------------------
Certificate Trustee, on behalf of the Trust, is hereby authorized and directed to execute and deliver the Class [ ] Swap, substantially in the form of Exhibit B hereto, upon receipt of the following:

     (a) an order of an Authorized Officer of the Originator directing the Certificate Trustee to execute the Class [ ] Swap;

     (b) an Opinion of Counsel to the effect that the Class [ ] Swap is a valid and binding agreement of the Class [ ] Swap Counterparty, enforceable in accordance with its respective terms (except as such enforceability may be subject to bankruptcy, insolvency, reorganization and other similar laws affecting the rights of creditors generally), general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and applicable public policy regarding rights of indemnification; and

     (c) evidence satisfactory to the Certificate Trustee that the Rating Agency Condition has been satisfied with respect to the issuance of the Floating Rate Certificates.

     All Swap Revenues received or Swap Payments required to be made under the Class [ ] Swap shall be deposited in or paid from the Class [ ] Certificate Account established for the Floating Rate Certificates pursuant to Section 12.02 hereof and Section 4.01 of the Trust Agreement and shall secure payment of and be allocated to the Floating Rate Certificates.

     If a Downgrade Event shall occur, the Certificate Trustee shall execute and deliver any documentation necessary or appropriate to assign the Class [ ] Swap to (or enter into a replacement Swap with) a new Swap Counterparty.

     If an event of default or a termination event shall occur and be continuing under the Class [ ] Swap, then the Certificate Trustee may, and upon the occurrence of an Event of Default (as defined in the Class [ ] Swap) or a termination event caused by a Downgrade Event, or if directed by the holders of a majority of the Outstanding Principal Amount of the Floating Rate Certificates (but subject to the provisions of Section 6.02 of the Trust Agreement) shall, terminate the Class [ ] Swap, in which event the interest rate with respect to the Floating Rate Certificates shall revert to a fixed rate as provided in
Section 12.03 hereof.

     Any termination or other payment received subsequent to the date of an event of default or termination event under the Class [ ] Swap shall be distributed to each Class [ ] Certificateholder on the Distribution Date so received or on a Special Distribution Date (if not received on a Distribution
Date) shall be distributed to each Holder on a pro rata basis (based upon the aggregate Outstanding Amount of the Floating Rate Certificates held by such Holder).

     SECTION 12.06.  Terms of Floating Rate Certificates Subject to Trust
                     ----------------------------------------------------
Agreement.  Except as expressly provided in this First Supplemental Trust
---------
Agreement, every term and condition contained in the Trust Agreement shall apply to this First Supplemental Trust Agreement and to the Floating Rate Certificates with the same force and effect as if the same were herein set forth in full, with such omissions, variations and modifications thereof as may be appropriate to make the same conform to this First Supplemental Trust Agreement.

     This First Supplemental Trust Agreement and all the terms and provisions contained herein shall form part of the Trust Agreement and shall have the same force and effect as if set forth in the Trust Agreement. The Trust Agreement is hereby ratified and confirmed and shall continue in full force and effect in accordance with the terms and provisions thereof, as supplemented and amended hereby.

     SECTION 12.07.  Execution in Counterparts.  This First Supplemental Trust
                     -------------------------
Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Originator, the Delaware Trustee and the Certificate Trustee have caused this First Supplemental Trust Agreement to be duly executed by duly authorized officers, all as of the day and year first above written.

                                        CALIFORNIA INFRASTRUCTURE AND
                                        ECONOMIC DEVELOPMENT BANK,
                                        as Originator



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        BANKER TRUST (DELAWARE),
                                        as Delaware Trustee



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:


                                        BANKERS TRUST COMPANY OF
                                        CALIFORNIA, N. A.,
                                        as Certificate Trustee



                                        By:
                                           --------------------------------
                                           Name:
                                           Title:

                                   EXHIBIT A

                       FORM OF FLOATING RATE CERTIFICATE

REGISTERED                                                            REGISTERED
NO. .                                                                        $ .

            CALIFORNIA INFRASTRUCTURE AND ECONOMIC DEVELOPMENT BANK
                         SPECIAL PURPOSE TRUST PG&E-1
                             CLASS . FLOATING RATE
                          RATE REDUCTION CERTIFICATE

  SCHEDULED FINAL
 DISTRIBUTION DATE              TERMINATION DATE                        CUSIP
 -----------------              ----------------                        -----


REGISTERED OWNER:   Cede & Co.

PRINCIPAL AMOUNT:


     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Certificate evidences a fractional undivided beneficial interest in an underlying note of a corresponding class or series issued by PG&E Funding LLC, a related swap agreement, together with the proceeds of such note and payments under a related swap agreement, held by a trust, as more fully described herein.

     The Certificates do not represent an interest in or obligation of the State of California, the California Infrastructure and Economic Development Bank (the "Originator"), a public body established within the state government of the State of California, any other governmental agency or instrumentality or the Seller or any of its affiliates. None of the Certificates, the Underlying Note or the underlying Transition Property (as defined in the Trust Agreement) will be guaranteed or insured by the State of California, the Originator, the Trust or any other governmental agency or instrumentality or by the Seller or its affiliates.

     Neither the full faith and credit nor the taxing power of the State of California, the Originator or any other governmental agency or instrumentality is pledged to the payment of the principal of, premium, if any, purchase price of, or interest on, this Certificate or the Underlying Note, or to the payments in respect of the Transition Property, nor is the State of California, the Originator or any other governmental agency or instrumentality in any manner obligated to make any appropriation for the payment thereof.

     THIS CERTIFIES THAT CEDE & CO., as nominee for The Depository Trust Company, for value received, is the registered owner of a Principal Amount (stated above) of nonassessable, fully-paid, fractional undivided beneficial interest in certain property held by the California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 (the "Trust"). The Trust is created pursuant to, and this Certificate is issued under and is subject to the terms, provisions, and conditions of, an Amended and Restated Declaration and Agreement of Trust, as supplemented by a First Supplemental Agreement of Trust, each dated as of __________ 1, 1997 (collectively, the "Trust Agreement"), by and among Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee"), Bankers Trust Company of California, N.A., as Certificate Trustee (the "Certificate Trustee") and the Originator, a summary of certain of the pertinent provisions of which is set forth below. This Certificate is one of the duly authorized class of Certificates designated as "California Infrastructure and Economic Development Bank Special Purpose Trust PG&E-1 Class
 . Floating Rate Rate Reduction Certificates" (herein called the "Class . Certificates"). The Class . Certificates are one of a series of classes of Certificates issued under the Trust Agreement (such Class . Certificates, together with other Certificates heretofore or hereafter issued under the Trust Agreement being herein called the "Certificates"). The holder of this Certificate, by virtue of its acceptance hereof, assents and agrees to be bound by the terms of the Trust Agreement. This Class . Certificate represents a fractional undivided beneficial interest in the note of a related class (the "Underlying Note") issued by PG&E Funding LLC, as Note Issuer, and the proceeds thereof, together with payments made under a Swap Agreement dated as of ., 1997 between the Trust and CDC Financial Products, Inc., as swap counterparty (together with any replacement swap agreement executed pursuant to the terms of the Trust Agreement, the "Swap"). The Underlying Note is one of a series of notes secured by a security interest in the property right created under the PU Code, pursuant to a Financing Order (Decision 97-09-.) issued by the CPUC on September 3, 1997, and Advice Letters issued pursuant thereto, representing the irrevocable right of Pacific Gas and Electric Company (the "Seller") or its assignee to receive certain nonbypassable charges, as adjusted from time to time, on residential and small commercial customers within the Seller's historic service territory, together with certain related collateral, all as more fully described in the Note Indenture.

     To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

     As provided in the Trust Agreement, additional Certificates may be issued thereunder from time to time pursuant to trust supplements in one or more series or classes, in various principal amounts equal to the corresponding series or class of underlying notes, may bear interest at different rates and may otherwise vary as provided in the Trust Agreement. The aggregate principal amount of Certificates equals the aggregate amount of the corresponding series or class of underlying notes, and all Certificates issued and to be issued under the Trust Agreement are and will be equally secured by the pledge and covenants made therein, except as otherwise expressly provided or permitted in the Trust Agreement.

     The Interest Rate applicable to the Class ___ Certificates for the Interest Accrual Period relating to an Interest Determination Date will be the sum of LIBOR as determined by the Bankers Trust Company (together with any successor Agent Bank under the Trust Agreement, the "Agent Bank") on the most recent Interest Determination Date plus .%. Except as set forth below, interest on the Certificates will be calculated on the basis of the actual number of days in an Interest Accrual Period and a 360-day year. There will be no maximum or minimum Certificate Interest Rate. Notwithstanding the foregoing, in the event that the Swap is terminated, the Interest Rate with respect to the Class ___ Certificates will be .% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months), effective, except as otherwise set forth in the Trust Agreement, as of the first day of the Interest Accrual Period immediately preceding the termination of the Swap.

     Subject to and in accordance with the terms of the Trust Agreement, there will be distributed on each March 25, June 25, September 25 and December 26 or each year or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Distribution Date"), commencing on ., 1998 and ending no later than the Termination Date (stated above) to the person in whose name this Certificate is registered at the close of business on the last Business Day immediately preceding the related Distribution Date or, if Definitive Certificates are issued, the last day of the immediately preceding calendar month (each, a "Record Date"), such Holder's pro rata interest in the payments made on the Underlying Note and the Swap due on such Payment Date, the receipt of which has been confirmed by the Certificate Trustee. Subject to and in accordance with the terms of the Trust Agreement, in the event that a Special Payment on the Underlying Note is received by the Certificate Trustee, from funds then available to the Certificate Trustee, there will be distributed on the applicable Special Payment Date, to the Person in whose name this Certificate is registered on the Record Date preceding the Special Payment Date, as applicable, such Holder's pro rata share of such amount. The Special Payment Date will be determined as provided in the Trust Agreement. The Certificate Trustee will mail notice of each Special Payment and the related Special Payment Date to the Certificateholder of this Certificate as provided in the Trust Agreement.

     Distributions on this Certificate will be made as provided in the Trust Agreement by the Certificate Trustee by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon, except that with respect to Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Certificate Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office of the Paying Agent or the office or agency maintained for that purpose by the Certificate Trustee in The City of New York.

     Subject to and in accordance with the terms of the Trust Agreement, the Originator has represented and warranted under the Trust Agreement that the Trust constitutes a "special purpose trust" under Section 63010 of the California Government Code and a "financing entity" under Section 840 of the PU Code, and that the Certificates constitute "rate reduction bonds" under Section 840 of the PU Code and that the Holders of the Certificates are entitled to the rights and benefits thereunder. Pursuant to Section 841(c) of the PU Code, the Originator, on behalf of the State of California, has additionally pledged and agreed with the Note Issuer, Trust and the Certificateholders that the State of California will neither limit nor alter the FTA Charges, the Transition Property, or the Financing Order or Advice Letters relating thereto, and all rights thereunder, until the Certificates, together with the interest thereon, are fully met and discharged, provided that nothing in the pledge and agreement will preclude such limitation or alteration if and when adequate provision is made by law for the protection of the Note Issuer, the Trust and the Holders.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Certificate Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or any other Basic Document or be valid for any purpose.

     THIS TRUST CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS; PROVIDED, HOWEVER, THAT MATTERS
                                         --------  -------
REGARDING THE AUTHORITY OF THE ORIGINATOR AND THE VALIDITY OF ACTIONS TAKEN BY THE ORIGINATOR SHALL BE GOVERNED BY THE DOMESTIC LAW OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the Certificate Trustee has on behalf of the Trust caused this Certificate to be duly executed.

                                        By:  BANKERS TRUST COMPANY OF
                                             CALIFORNIA, N.A., not in its
                                             individual capacity but solely
                                             as Certificate Trustee



                                        By:
                                             --------------------------------
                                             Name:
                                             Title:

              CERTIFICATE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:  __________, 199_

     This is one of the Certificates referred to in the within-mentioned Trust Agreement.

                                        BANKERS TRUST COMPANY OF
                                        CALIFORNIA, N.A., not in its
                                        individual capacity but
                                        solely as Certificate Trustee



                                        By:
                                            ---------------------------------
                                                   Authorized Officer

                       [FORM OF REVERSE OF CERTIFICATE]

     The Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Trust Agreement. All payments or distributions made to Certificateholders under the Trust Agreement shall be made only from the Trust Property and only to the extent that the Certificate Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Trust Agreement. Each Holder of this Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Trust Agreement. This Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Trust Agreement may be examined during normal business hours at the principal office of the Certificate Trustee, and at such other places, if any, designated by the Certificate Trustee, by any Holder upon request.

     The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights of the Certificateholders under the Trust Agreement at any time by the Originator (with the prior written approval of the Note Issuer) and the Certificate Trustee with the consent of the Certificateholders holding Certificates evidencing fractional undivided beneficial interests aggregating not less than a majority in interest in each affected Series or Class of Certificates issued by the Trust. Any such consent by the Certificateholder of this Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Certificates.

     As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Certificate Trustee in its capacity as Registrar, or by any successor Registrar, in the Borough of Manhattan, the City of New York, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Certificate Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note and Swap will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in minimum denominations of [$1,000] Original Principal Amount and integral multiples thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same aggregate fractional undivided beneficial interest in the Underlying Note and Swap, as requested by the Certificateholder surrendering the same.

     The Holder of this Certificate, by purchase of this Certificate, will be deemed to represent that such purchase will not result in a non-exempt prohibited transaction under the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, and, in each case, the rules and regulations thereunder.

     No service charge will be made for any such registration of transfer or exchange, but the Certificate Trustee shall require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

     The Certificate Trustee, the Registrar, and any agent of the Certificate Trustee or the Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Certificate Trustee, the Registrar, nor any such agent shall be affected by any notice to the contrary.

     The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate with respect to the Certificates upon the distribution to the Certificateholders of all amounts required to be distributed to them pursuant to the Trust Agreement and the disposition of all property held as part of the Trust Property, except certain indemnity obligations of the Originator to the Certificate Trustee and the Delaware Trustee.

                                   EXHIBIT B


                            FORM OF SWAP AGREEMENT


                                   [TO COME]



                                      B-1